U. S. Securities and Exchange Commission
                             Washington, D.C. 20549


                                 Amendment No. 1

                                     Form 10


                 GENERAL FORM FOR REGISTRATION OF SECURITIES


       Under Section 12(b) or (g) of the Securities Exchange Act of 1934


                          KOHLER CAPITAL III, CORPORATION
                          (Name of Issuer in its charter)


             Florida                           54-2048542
  (State or other jurisdiction of    (I.R.S. Employer Identification No.)
  incorporation or organization)

 2208 Pershing Avenue
 Sheboygan, Wisconsin                                        53083
 (Address of principal executive offices)                  (Zip Code)


                   Issuer's telephone number:        (920)-207-7772


Securities to be registered under Section 12(b) of the Act:

Title of each class     Name of each exchange on which
to be so registered     each class is to be registered

Not Applicable          Not Applicable

Securities to be registered under Section 12(g) of the Act:

Common Stock
(Title of class)

Smaller reporting company



FORWARD LOOKING STATEMENTS

THIS FORM 10-12G AND OTHER STATEMENTS ISSUED OR MADE FROM TIME TO TIME BY KOHLER CAPITAL III, CORPORATION (HEREINAFTER REFERRED TO AS "KOHLER" AND/OR "COMPANY") OR ITS REPRESENTATIVES CONTAIN STATEMENTS WHICH
MAY CONSTITUTE "FORWARD-LOOKING STATEMENTS" WITHIN THE MEANING OF THE SECURITIES ACT OF 1933 AND THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED BY THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995.
FIFTEEN U.S.C.A. SECTIONS 77Z-2 AND 78U-5 (SUPP. 1996). THOSE
STATEMENTS INCLUDE STATEMENTS REGARDING THE INTENT, BELIEF OR CURRENT EXPECTATIONS OF KOHLER AND MEMBERS OF ITS MANAGEMENT TEAM AS WELL AS
THE ASSUMPTIONS ON WHICH SUCH STATEMENTS ARE BASED. PROSPECTIVE
INVESTORS ARE CAUTIONED THAT ANY SUCH FORWARD-LOOKING STATEMENTS ARE
NOT GUARANTEES OF FUTURE PERFORMANCE AND INVOLVE RISKS AND UNCERTAINTIES, AND THAT ACTUAL RESULTS MAY DIFFER MATERIALLY FROM THOSE
CONTEMPLATED BY SUCH FORWARD-LOOKING STATEMENTS. IMPORTANT FACTORS CURRENTLY KNOWN TO MANAGEMENT THAT COULD CAUSE ACTUAL RESULTS TO DIFFER MATERIALLY FROM THOSE IN FORWARD-LOOKING STATEMENTS ARE SET FORTH IN THE SAFE HARBOR COMPLIANCE STATEMENT FOR FORWARD-LOOKING STATEMENTS INCLUDED AS EXHIBIT 99.1 TO THIS FORM 10-12G, AND ARE HEREBY INCORPORATED HEREIN BY REFERENCE. THE COMPANY UNDERTAKES NO OBLIGATION TO UPDATE OR REVISE FORWARD-LOOKING STATEMENTS TO REFLECT CHANGED ASSUMPTIONS, THE
OCCURRENCE OF UNANTICIPATED EVENTS OR CHANGES TO FUTURE OPERATING
RESULTS OVER TIME.


ITEM 1   DESCRIPTION OF BUSINESS

 The Company is what is classified as a "blank-check" company, sometimes referred to as a "shell" company. It is a legally formed entity that is designed to facilitate transactions with and for other corporations that have ongoing operations, but may not have, in the past, structured their corporate formation to facilitate the eventual trading of their stock. As a "blank-check" corporation, the Company may present an advantageous merger candidate, as it has already established an identity with the S.E.C. in the form of a reporting history.

Blank check companies may offer alternative routes to "go public" for smaller cap companies than a more costly initial public offering (IPO). Companies that can afford an IPO may well find that route to be more advantageous, as it is a process that can raise a large amount of capital in a relatively short amount of time. Also, the forms necessary for a company to trade publicly upon merging with a shell may present a more onerous filing burden than the Form 1 filed preceding an IPO.

Certain disadvantages are inherent in becoming a public company, and these should be carefully considered by any business considering a possible business combination with the Company. Immediately upon consummation of a merger with the Company, the surviving entity would be subject to all of the reporting requirements of the '33 and '34 Acts. Additionally, management would assume certain fiduciary duties with respect to shareholders and the public, including, but not limited to; the timely disclosure of all material information regarding the company that might bear upon the consideration of the Company's stock as a suitable investment; the duties of care and loyalty in the conductingof the Company's business; and the duty not to misappropriate corporateopportunites.

Prior to entering into a business combination, the company will fulfill the reporting requirements of the 1934 Act through the services of its President and General Counsel. Gerard Werner is currently President and Director of the Company, and, at present, is the sole Officer and Director. The Company has selected June 30 as its fiscal year end.


History and Operations

	The Company was incorporated under the laws of the State of Florida on May 7, 2001, and is in the early developmental and promotional stages. To date the Company's only activities have been organizational ones, directed at developing its business plan and raising its initial capital. The Company has not commenced any commercial operations. The Company has no full-time employees and owns no real estate.

Regulation of "Blank Check" Companies

     The proposed business activities described herein classify the Company as a "blank check" or "shell company" whose sole purpose at this time is to locate and consummate a merger or acquisition with a private entity. Many states have enacted statutes, rules and regulations limiting the sale of securities of "blank check" companies in their respective jurisdictions. Management does not believe it will undertake any efforts to cause a market to develop in the Company's securities until such time as the Company has successfully implemented its business plan described herein. However, if the Company intends to facilitate the eventual creation of a public trading market in its outstanding securities, it must consider that the Company's securities, when available for trading, will be subject to a Securities and Exchange Commission rule that imposes special sales practice requirements upon broker-dealers who sell such securities to persons other than established customers or accredited investors. For purposes of the rule, the phrase "accredited investors" means, in general terms, institutions with assets in excess of $5,000,000, or individuals having a net worth in excess of $1,000,000 or having an annual income that exceeds $200,000 (or that, when combined with a spouse's income, exceeds $300,000). For transactions covered by the rule, the broker-dealer must make a special suitability determination for the purchaser and receive the purchaser's written agreement to the transaction prior to the sale. Consequently, the rule may affect the ability of broker-dealers to sell the Company's securities and also may affect the ability of purchasers in this offering to sell their securities in any market that might develop therefore.

	Regulation of "blank check" companies by the State of Florida mirrors, to a large extent, the regulation thereof by the S.E.C.
The State of Florida has adopted legislation based upon Section
21E of The Private Securities Litigation Reform Act of 1995. The Act provides a safe harbor for issuers regarding certain forward-looking statements, but specifially excludes from the safe harbor issuers making statements in connection with an offering of securities of a blank check company. Florida has also adopted an amended Rule 504, made effective August 13, 1992 as part of the Commission's Small Business Intiatives. The amended Rule 504 exempts from registration certain offerings up to $1,000,000. Notably, "blank check" or "development stage" companies are excluded by this exemption also.

     As part of its business plan, this Company is filing this registration statement on Form 10 on a voluntary basis in order to become a "public" company by virtue of being subject to the reporting requirements of the Securities Exchange Act of 1934.

Search for Business Opportunity

     The Company's business plan is to seek, investigate, and, if warranted, acquire one or more properties or businesses, and to pursue other related activities intended to enhance shareholder value. The acquisition of a business opportunity may be made by purchase, merger, exchange of stock, or otherwise, and may encompass assets or a business entity, such as a corporation, joint venture, or partnership. The Company has very limited capital, and it is unlikely that the Company will be able to take advantage of more than one such business opportunity. The Company intends to seek opportunities demonstrating the potential of long-term growth as opposed to short-term earnings.

     At the present time the Company has not identified any business opportunity that it plans to pursue, nor has the Company reached any agreement or definitive understanding with any person concerning an acquisition. The Company's officer and director has previously been involved in transactions involving a merger between an established company and a shell entity, and has a number of contacts within the field of corporate finance. As a result, he has had preliminary contacts with representatives of numerous companies concerning the general possibility of a merger or acquisition by a shell company. However, none of these preliminary contacts or discussions involved the possibility of a merger or acquisition transaction with the Company.

     It is anticipated that the Company's officer and director may contact broker-dealers and other persons with whom he is acquainted who are involved in corporate finance matters to advise them of the Company's existence and to determine if any companies or businesses they represent have an interest in considering a merger or acquisition with the Company.


The Company's search will be directed toward small and medium-sized enterprises which have a desire to become public corporations and which are able to satisfy, or anticipate in the reasonably near future being able to satisfy, the minimum asset requirements in order to qualify shares for trading on NASDAQ or on a stock exchange (See "Investigation and Selection of Business Opportunities"). The Company anticipates that the business opportunities presented to it will (i) be recently organized with no operating history, or a history of losses attributable to under-capitalization or other factors; (ii) be experiencing financial or operating difficulties; (iii) be in need of funds to develop a new product or service or to expand into a new market; (iv) be relying upon an untested product or marketing concept; or (v) have a combination of the characteristics mentioned in (i) through (iv). The Company intends to concentrate its acquisition efforts on properties or businesses that it believes to be undervalued.

     The Company does not propose to restrict its search for investment opportunities to any particular geographical area or industry, and may, therefore, engage in essentially any business, to the extent of its limited resources. This includes industries such as service, finance, natural resources, manufacturing, high technology, product development, medical, communications and others. The Company's discretion in the selection of business opportunities is unrestricted, subject to the availability of such opportunities, economic conditions, and other factors.


Potential Consequences of Business Combination

     As a consequence of this registration of its securities, any entity which has an interest in being acquired by, or merging into the Company, is expected to be an entity that desires to become a public company and establish a public trading market for its securities. In connection with such a merger or acquisition, it is highly likely that an amount of stock constituting control of the Company would be issued by the Company or purchased from the current principal shareholders of the Company by the acquiring entity or its affiliates.

     In the Company's judgment, its sole officer and director would not thereby become an "underwriter" within the meaning of the
Section 2(11) of the Securities Act of 1933, as amended. The sale of a controlling interest by certain principal shareholders of the Company could occur at a time when the other shareholders of the Company remain subject to restrictions on the transfer of their shares.

     Depending upon the nature of the transaction, the current officer and director of the Company may resign his management positions with the Company in connection with the Company's acquisition of a business opportunity. See "Form of Acquisition," below, and "Risk Factors - The Company - Lack of Continuity in Management." In the event of such a resignation, the Company's current management would not have any control over the conduct of the Company's business following the Company's combination with a business opportunity.

     It is anticipated that business opportunities will come to the Company's attention from various sources, including its officer and director, its other stockholders, professional advisors such as attorneys and accountants, securities broker-dealers, venture capitalists, members of the financial community, and others who may present unsolicited proposals. The Company has no plans, understandings, agreements, or commitments with any individual for such person to act as a finder of opportunities for the Company.

     The Company does not foresee that it would enter into a merger or acquisition transaction with any business with which its officer or director is currently affiliated. Should the Company determine in the future, contrary to the foregoing expectations, that a transaction with an affiliate would be in the best interests of the Company and its stockholders, the Company is in general permitted by Florida law to enter into such a transaction if:

1. The material facts as to the relationship or interest of the affiliate and as to the contract or transaction are disclosed or are known to the Board of Directors, and the Board in good faith authorizes the contract or transaction by the affirmative vote of a majority of the disinterested directors, even though the disinterested directors constitute less than a quorum; or

2. The material facts as to the relationship or interest of the affiliate and as to the contract or transaction are disclosed or are known to the stockholders entitled to vote thereon, and the contract or transaction is specifically approved in good faith by vote of the stockholders; or

3. The contract or transaction is fair as to the Company as of the time it is authorized, approved or ratified, by the Board of Directors or the stockholders.

Investigation and Selection of Business Opportunities

     To a large extent, a decision to participate in a specific business opportunity may be made upon management's analysis of the quality of the other company's management and personnel, the anticipated acceptability of new products or marketing concepts, the merit of technological changes, the perceived benefit the company will derive from becoming a publicly held entity, and numerous other factors which are difficult, if not impossible, to analyze through the application of any objective criteria. In many instances, it is antici-pated that the historical operations of a specific business opportunity may not necessarily be indicative of the potential for the future because of the possible need to shift marketing approaches substantially, expand significantly, change product emphasis, change or substantially augment management, or make other changes. The
Company will be dependent upon the owners of a business opportunity to identify any such problems which may exist and to implement, or be primarily responsible for the implementation of, required changes.

     It is anticipated that the Company will not be able to diversify, but will essentially be limited to one such venture because of the Company's limited financing. This lack of diversification will not permit the Company to offset potential losses from one business opportunity against profits from another.



     The analysis of business opportunities will be undertaken by or under the supervision of the Company's President, who is not a professional business analyst. See "Management." Since Company management has no current plans to use any outside consultants or advisors to assist in the investigation and selection of business opportunities, no policies have been adopted regarding use of such consultants or advisors, the criteria to be used in selecting such consultants or advisors, the services to be provided, the term of service, or regarding the total amount of fees that may be paid.


The Company anticipates that it will consider, among other things, the following factors:

1. Potential for growth and profitability, indicated by new technology, anticipated market expansion, or new products;

2. The Company's perception of how any particular business opportunity will be received by the investment community and by the Company's stockholders;

3. Whether, following the business combination, the financial condition of the business opportunity would be, or would have a significant prospect in the foreseeable future of becoming sufficient to enable the securities of the Company to qualify for listing on an exchange or on a national automated securities quotation system, such as NASDAQ, so as to permit the trading of such securities to be exempt from the requirements of Rule 15c2-6 recently adopted by the Securities and Exchange Commission. See "Risk Factors - The
       Company - Regulation of Penny Stocks."

4. Capital requirements and anticipated availability of required funds, to be provided by the Company or from operations, through the sale of additional securities, through joint ventures or similar arrangements, or from other sources;

5.     The extent to which the business opportunity can be advanced;

6. Competitive position as compared to other companies of similar size and experience within the industry segment as well as within the industry as a whole;

7. Strength and diversity of existing management, or management prospects that are scheduled for recruitment;

8. The cost of participation by the Company as compared to the perceived tangible and intangible values and potential; and

9. The accessibility of required management expertise, personnel, raw materials, services, professional assistance, and other required items.

In regard to the possibility that the shares of the Company would qualify for listing on NASDAQ, the current standards include the requirements that the issuer of the securities that are sought to be listed have total assets of at least $4,000,000 and total capital and surplus of at least $2,000,000, and proposals have recently been made to increase these qualifying amounts. Many, and perhaps most, of the business opportunities that might be potential candidates for a combination with the Company would not satisfy the NASDAQ listing criteria.

     No one of the factors described above will be controlling in the selection of a business opportunity, and management will attempt to analyze all factors appropriate to each opportunity and make a determination based upon reasonable investigative measures and available data. Potentially available business opportunities may occur in many different industries and at various stages of development, all of which will make the task of comparative investigation and analysis of such business opportunities extremely difficult and complex. Potential investors must recognize that, because of the Company's limited capital available for investigation and management's limited experience in business analysis, the Company may not discover or adequately evaluate adverse facts about the opportunity to be acquired.

     Prior to making a decision to participate in a business opportunity, the Company will generally request that it be provided with written materials regarding the business opportunity containing such items as a description of products, services and company history; management resumes; financial information; available projections, with related assumptions upon which they are based; an explanation of proprietary products and services; evidence of existing patents, trademarks, or services marks, or rights thereto; present and proposed forms of compensation to management; a description of transactions between such company and its affiliates during relevant periods; a description of present and required facilities; an analysis of risks and competitive conditions; a financial plan of operation and estimated capital requirements; audited financial statements, or if they are not available, unaudited financial statements, together with reasonable assurances that audited financial statements would be able to be produced within a reasonable period of time not to exceed 60 days following completion of a merger transaction; and other information deemed relevant.

     As part of the Company's investigation, the Company's executive officer and director may meet personally with management and key personnel, may visit and inspect material facilities, obtain independent analysis or verification of certain information provided, check references of management and key personnel, and take other reasonable investigative measures, to the extent of the Company's limited financial resources and management expertise. There will be no loan agreements or understandings between the Company and third parties, nor does the Company intend to raise any additional operating capital by implementing private placements of restricted stock and/or public offerings of its common stock.

     It is possible that the range of business opportunities that might be available for consideration by the Company could be limited by the impact of Securities and Exchange Commission regulations regarding purchase and sale of "penny stocks." The regulations would affect, and possibly impair, any market that might develop in the Company's securities until such time as they qualify for listing on NASDAQ or on another exchange which would make them exempt from applicability of the "penny stock" regulations. See "Risk Factors
- - - Regulation of Penny Stocks."

     Company management believes that various types of potential merger or acquisition candidates might find a business combination with the Company to be attractive. These include acquisition candidates desiring to create a public market for their shares in order to enhance liquidity for current shareholders, acquisition candidates which have long-term plans for raising capital through the public sale of securities and believe that the possible prior existence of a public market for their securities would be beneficial, and acquisition candidates which plan to acquire additional assets through issuance of securities rather than for cash, and believe that the possibility of development of a public market for their securities will be of assistance in that process. Acquisition candidates which have a need for an immediate cash infusion are not likely to find a potential business combination with the Company to be an attractive alternative.

Form of Acquisition

     It is impossible to predict the manner in which the Company may participate in a business opportunity. Specific business opportunities will be reviewed as well as the respective needs and desires of the Company and the promoters of the opportunity and, upon the basis of that review and the relative negotiating strength of the Company and such promoters, the legal structure or method deemed by management to be suitable will be selected. Such structure may include, but is not limited to leases, purchase and sale agreements, licenses, joint ventures and other contractual arrangements. The Company may act directly or indirectly through an interest in a partnership, corporation or other form of organization. Implementing such structure may require the merger, consolidation or reorganization of the Company with other corporations or forms of business organization, and although it is likely, there is no assurance that the Company would be the surviving entity. In addition, the present management and stockholders of the Company most likely will not have control of a majority of the voting shares of the Company following a reorganization transaction.

Depending on the nature of the business combination entered into, it is possible that management will receive favorable terms of exchange with the target company that will not be available to other shareholders.

     Management may actively negotiate or otherwise consent to the purchase of any portion of their common shares as a condition to or in connection with a proposed merger or acquisition transaction.
It is emphasized that management of the Company may effect transactions having a potentially adverse impact upon the Company's shareholders pursuant to the authority and discretion of the Company's management to complete acquisitions without submitting any proposal to the stockholders for their consideration. Holders of the Company's securities should not anticipate that the Company necessarily will furnish such holders, prior to any merger or acquisition, with financial statements, or any other documentation, concerning a target company or its business. In some instances, however, the proposed participation in a business opportunity may be submitted to the stockholders for their consideration, either voluntarily by such directors to seek the stockholders' advice and consent or because state law so requires.

	Existing shareholders of the company may suffer significant dilution to their ownership percentage of the company, insofar as the business combination entered into may involve the issuance of a large number of authorized but unissued shares to the target company. Also, depending on the nature of the business combination, existing shareholders may incur taxable capital gains as a result thereof. See "Risk Factors" - no. 27 and 28.

     It is likely that the Company will acquire its participation in a business opportunity through the issuance of Common Stock or other securities of the Company. Although the terms of any such transaction cannot be predicted, it should be noted that in certain circumstances the criteria for determining whether or not an acquisition is a so-called "tax free" reorganization under the Internal Revenue
Code of 1986, depends upon the issuance to the stockholders of the acquired company of a controlling interest (i.e. 80% or more) of the common stock of the combined entities immediately following the reorganization. If a transaction were structured to take advantage of these provisions rather than other "tax free" provisions provided under the Internal Revenue Code, the Company's current stockholders would retain in the aggregate 20% or less of the total issued and outstanding shares. This could result in substantial additional dilution in the equity of those who were stockholders of the Company prior to such reorganization. Any such issuance of additional shares might also be done simultaneously with a sale or transfer of shares representing a controlling interest in the Company by the current officer, director and principal shareholders. (See "Description of Business - General").

     It is anticipated that any new securities issued in any reorganization would be issued in reliance upon exemptions, if any are available, from registration under applicable federal and state securities laws. In some circumstances, however, as a negotiated element of the transaction, the Company may agree to register such securities either at the time the transaction is consummated, or under certain conditions or at specified times thereafter.

	Operating within the parameters of Rule 145 of the Securities Act of 1933 (the "Act"), the Company may attempt to rely on any of the following exemptions from registration under the Act:

1. Section 4(2) of the Act;
	2. Section 4(6) of the Act;
	3. Section 3(a)1/ Rule 147 of the Act;
	4. Section 3(a)(10) of the Act;
	5. Rule 504, Regulation D of the Act;
	6. Rule 505, Regulation D of the Act; and
	7. Rule 506, Regulation D of the Act.

     The Company will participate in a business opportunity only after the negotiation and execution of a written agreement. Although the terms of such agreement cannot be predicted, generally such an agreement would require specific representations and warranties by all of the parties thereto, specify certain events of default, detail the terms of closing and the conditions which must be satisfied by each of the parties thereto prior to such closing, outline the manner of bearing costs if the transaction is not closed, set forth remedies upon default, and include miscellaneous other terms

     As a general matter, the Company anticipates that it, and/or its officer and principal shareholders will enter into a letter of intent with the management, principals or owners of a prospective business opportunity prior to signing a binding agreement. Such a letter of intent will set forth the terms of the proposed acquisition but will not bind any of the parties to consummate the transaction. Execution of a letter of intent will by no means indicate that consummation of an acquisition is probable. Neither the Company nor any of the other parties to the letter of intent will be bound to consummate the acquisition unless and until a definitive agreement concerning the ac-quisition as described in the preceding paragraph is executed. Even after a definitive agreement is executed, it is possible that the acquisition would not be consummated should any party elect to exercise any right provided in the agreement to terminate it on specified grounds.

     It is anticipated that the investigation of specific business opportunities and the negotiation, drafting and execution of relevant agreements, disclosure documents and other instruments will require substantial management time and attention and substantial costs for accountants, attorneys and others. If a decision is made not to participate in a specific business opportunity, the costs theretofore incurred in the related investigation would not be recoverable. Moreover, because many providers of goods and services require compensation at the time or soon after the goods and services are provided, the inability of the Company to pay until an indeterminate future time may make it impossible to procure goods and services.

Investment Company Act and Other Regulation

     The Company may participate in a business opportunity by purchasing, trading or selling the securities of such business. The Company does not, however, intend to engage primarily in such activities. Specifically, the Company intends to conduct its activities so as to avoid being classified as an "investment company" under the Investment Company Act of 1940 (the "Investment Act"), and therefore to avoid application of the costly and restrictive registration and other provisions of the Investment Act, and the regulations promulgated thereunder.

Section 3(a) of the Investment Act contains the definition of an "investment company," and it excludes any entity that does not engage primarily in the business of investing, reinvesting or trading in securities, or that does not engage in the business of investing, owning, holding or trading "investment securities" (defined as "all securities other than government securities or securities of majority-owned subsidiaries") the value of which exceeds 40% of the value of its total assets (excluding government securities, cash or cash items). The Company intends to implement its business plan in a manner which will result in the availability of this exception from the definition of "investment company." Consequently, the Company's participation in a business or opportunity through the purchase and sale of investment securities will be limited.

     The Company's plan of business may involve changes in its capital structure, management, control and business, especially if it consummates a reorganization as discussed above. Each of these areas is regulated by the Investment Act, in order to protect purchasers of investment company securities. Since the Company will not register as an investment company, stockholders will not be afforded these protections.

     The SEC, in a letter to the FINRA has taken the position that in some instances "both before and after the business combination or transactions with an operating entity or other person, the promoters or affiliates of blank check companies, as well as their transferees are 'underwriters' of the securities issued". If that determination were made with regards to the Company and its shareholders, Rule 144 transactions might be precluded.

Any securities which the Company might acquire in exchange for its Common Stock will be "restricted securities" within the meaning of the Securities Act of 1933, as amended (the "Act"). If the Company elects to resell such securities, such sale cannot proceed unless a registration statement has been declared effective by the Securities and Exchange Commission or an exemption from registration is available. Section 4(1) of the Act, which exempts sales of securities not involving a distribution, would in all likelihood be available to permit a private sale. Although the plan of operation does not contemplate resale of securities acquired, if such a sale were to be necessary, the Company would be required to comply with the provisions of the Act to effect such resale.

     An acquisition made by the Company may be in an industry which is regulated or licensed by federal, state or local authorities. Compliance with such regulations can be expected to be a time-consuming and expensive process. See "Risk Factors"- no. 7.

Competition

     The Company expects to encounter substantial competition in its efforts to locate attractive opportunities, primarily from business development companies, venture capital partnerships and corporations, venture capital affiliates of large industrial and financial companies, small investment companies, and wealthy individuals. Many of these entities will have significantly greater experience, resources and managerial capabilities than the Company and will therefore be in a better position than the Company to obtain access to attractive business opportunities. The Company also will experience competition from other public "blind pool" companies, many of which may have more funds available than does the Company.


Administrative Offices

     The Company currently maintains a mailing address at 2208 Pershing Avenue, Sheboygan, Wisconsin 53083, which is the office address of its legal counsel. The Company's telephone number is (920)-207-7772. Other than this mailing address, the Company does not currently maintain any other office facilities, and does not anticipate the need for maintaining office facilities at any time in the foreseeable future.
The Company pays no rent or other fees for the use of this mailing address.

Employees

     The Company is a development stage company and currently has no employees. Management of the Company expects to use consultants, attorneys and accountants as necessary, and does not anticipate a need to engage any full-time employees so long as it isseeking and evaluating business opportunities. The need for employees and their availability will be addressed in connection with thedecision whether or not to acquire or participate in specific business opportunities. Although there is no current plan with respect to its benefit of, the Company's officer prior to, or in conjunction with, the completion of a business acquisition. The Company's officer has accepted common stock for services rendered for consulting, organizing the corporation, seeking merger candidates and evaluating these candidates. See "Executive Compensation" and under "Certain Relationships and Related Transactions."









ITEM 1A.   RISK FACTORS


1. The majority control by the Company's Principal Shareholder, Officer and Director may negatively impact the operation of the Company.

The Company's principal shareholders, officer and director will beneficially own ninety-one percent (91%) of the Company's Common Stock. As a result, such persons will have the ability to control the Company and direct its affairs and business. Such concentration of ownership may also have the effect of delaying, deferring or preventing change in control of the Company. See "Principal Stockholders."

It is emphasized that management of the Company may effect transactions having a potentially adverse impact upon the Company's shareholders pursuant to the authority and discretion of the Company's management to complete acquisitions without submitting any proposal to the stockholders for their consideration. Holders of the Company's securities should not anticipate that the Company necessarily will furnish such holders, prior to any merger or acquisition, with financial statements, or any other documentation, concerning a target company or its business. In some instances, however, the proposed participation in a business opportunity may be submitted to the stockholders for their consideration, either voluntarily by such directors to seek the stockholders' advice and consent or because state law so requires.

2. Conflicts of interest between the Company and its officer and director may impede the operational ability of the Company.

Certain conflicts of interest exist between the Company and its officer and director. He has other business interests to which he devotes his attention, and he may be expected to continue to do so although management time should be devoted to the business of the Company. As a result, conflicts of interest may arise that can be resolved only through his exercise of such judgment as is consistent with his fiduciary duties to the Company. See "Management," and "Conflicts of Interest."

The Company's President and all current shareholders own all of the issued and outstanding stock of one (1) additional corporation (Kohler
Capital IV) which is a shell company formed May 7, 2001.
 (See "Item 5. Directors, Executive Officers, Promoters, and Control Persons- --Other Blind Pool Activities.") Thus, the Company may be in competition with Kohler Capital IV in seeking merger candidates.

The Company's Director may also elect, in the future, to form one or more additional public shell companies with a business plan similar or identical to that of the Company. Any such additional shell companies would also be in direct competition with the Company for available business opportunities.
(See Item 5 - "Directors, Executive Officers, Promoters and Control Persons-Conflicts of Interest.")

It is anticipated that Company's President may actively negotiate or otherwise consent to the purchase of a portion of his common stock as a condition to, or in connection with, a proposed merger or acquisition transaction. In this process, the Company's President may consider his own personal pecuniary benefit rather than the best interests of other Company shareholders, and the other Company shareholders are not expected to be afforded the opportunity to approve or consent to any particular stock buy-out transaction. See "Conflicts of Interest."

3. The possible need for additional financing may impair the Company's ability to locate the best available business opportunity.

The Company has very limited funds, and such funds may not be adequate to take advantage of any available business opportunities. Even if the Company's funds prove to be sufficient to acquire an interest in, or complete a transaction with, a business opportunity, the Company may not have enough capital to exploit the opportunity. The ultimate success of the Company may depend upon its ability to raise additional capital. The Company has not investigated the availability, source, or terms that might govern the acquisition of additional capital and will not do so until it determines a need for additional financing.

If additional capital is needed, there is the risk that funds will not be available from any source or, if available, that they can be obtained on terms acceptable to the Company. If not available, the Company's operations will be limited to those that can be financed with its modest capital.

4. The regulation of Penny Stocks may negatively impact the potential trading market for the Company's securities.

The Company's securities, when available for trading, will be subject to a Securities and Exchange Commission rule that imposes special sales practice requirements upon broker-dealers who sell such securities to persons other than established customers or accredited investors. For purposes of the rule, the phrase "accredited investors" means, in general terms, institutions with assets in excess of $5,000,000, or individuals having a net worth in excess of $1,000,000 or having an annual income that exceeds $200,000 (or that, when combined with a spouse's income, exceeds $300,000). For transactions covered by the rule, the broker-dealer must make a special suitability determination for the purchaser and receive the purchaser's written agreement to the transaction prior to the sale. Consequently, the rule may affect the ability of broker-dealers to sell the Company's securities and also may affect the ability of purchasers in this offering to sell their securities in any market that might develop therefor.

In addition, the Securities and Exchange Commission has adopted a number of rules to regulate "penny stocks." Such rules include Rules 3a51-1, 15g-1, 15g-2, 15g-3, 15g-4, 15g-5, 15g-6, and 15g-7 under the Securities Exchange Act of 1934, as amended. Because the securities of the Company may constitute "penny stocks" within the meaning of the rules, the rules would apply to the Company and to its securities. The rules may further affect the ability of owners of Shares to sell the securities of the Company in any market that might develop for them.

Shareholders should be aware that, according to Securities and Exchange Commission Release No. 34-29093, the market for penny stocks has suffered in recent years from patterns of fraud and abuse.

Such patterns include (i) control of the market for the security by one or a few broker-dealers that are often related to the promoter or issuer; (ii) manipulation of prices through prearranged matching of purchases and sales and false and misleading press releases; (iii) "boiler room" practices involving high-pressure sales tactics and unrealistic price projections by inexperienced sales persons; (iv) excessive and undisclosed bid-ask differentials and markups by selling broker-dealers; and (v) the wholesale dumping of the same securities by promoters and broker-dealers after prices have been manipulated to a desired level, along with the resulting inevitable collapse of those prices and with consequent investor losses.

5. The Company's limited operating history may severely impact its ability to operate and locate the best available business opportunity.

The Company was formed in May of 2001 for the purpose of registering its common stock under the 1934 Act and acquiring a business opportunity. The Company has no operating history, revenues from operations, or assets other than cash from private sales of stock. The Company faces all of the risks of a new business and the special risks inherent in the investigation, acquisition, or involvement in a new business opportunity. The Company must be regarded as a new or "start-up" venture with all of the unforeseen costs, expenses, problems, and difficulties to which such ventures are subject.


6. There is the risk that the Company will not succeed in implementing its business plan or in turning a profit.

The failure of the Company to implement its business plan would likely entail that potential investors would lose most or all of their investment. Even if the Company should become involved in a business opportunity, this will not necessarily entail that the Company will generate revenues or profits, or that the market price of the Company's Common Stock will be increased thereby. Furthermore, the Company is unable to predict when it may participate in a business opportunity. It expects, however, that the analysis of specific proposals and the selection of a business opportunity may take several months or more.



7. Reporting Requirements May Delay Or Preclude Acquisition.

Section 13 of the Securities Exchange Act of 1934 (the "Exchange Act"), requires companies subject thereto to provide certain information about significant acquisitions, including certified financial statements for the company acquired, covering one or two years, depending on the relative size of the acquisition. The time and additional costs that may be incurred by some target entities to prepare such statements may significantly delay or essentially preclude consummation of an otherwise desirable acquisition by the Company. Acquisition prospects that do not have or are unable to obtain the required audited statements may not be appropriate for acquisition so long as the reporting requirements of the 1934 Act are applicable.

8. The Company lacks market research and marketing organization.

The Company has neither conducted, nor have others made available to it, results of market research indicating that market demand exists for the transactions contemplated by the Company. Moreover, the Company does not have, and does not plan to establish, a marketing organization.

9. The Company's potential business opportunity -
   Has not been identified and will be highly risky

The Company has not identified and has no commitments to enter into or acquire a specific business opportunity and therefore can disclose the risks and hazards of a business or opportunity that it may enter into in only a general manner, and cannot disclose the risks and hazards of any specific business or opportunity that it may enter into. An investor can expect a potential business opportunity to be quite risky. The Company's acquisition of or participation in a business opportunity will likely be highly illiquid and could result in a total loss to the Company and its stockholders if the business or opportunity proves to be unsuccessful. See Item 1 "Description of Business."

10. The type of business acquired may be unprofitable or present other negative factors.

The type of business to be acquired may be one that desires to avoid effecting its own public offering and the accompanying expense, delays, uncertainties, and federal and state requirements which purport to protect investors. Because of the Company's limited capital, it is more likely than not that any acquisition by the Company will involve other parties whose primary interest is the acquisition of control of a publicly traded company. Moreover, any business opportunity acquired may be currently unprofitable or present other negative factors.

11. The Company may not be able to conduct an exhaustive investigation and analysis of potential business opportunities.

The Company's limited funds and the lack of full-time management will likely make it impracticable to conduct a complete and exhaustive investigation and analysis of a business opportunity before the Company commits its capital or other resources thereto. Management decisions, therefore, will likely be made without detailed feasibility studies, independent analysis, market surveys and the like which, if the Company had more funds available to it, would be desirable. The Company will be particularly dependent in making decisions upon information provided by the promoter, owner, sponsor, or others associated with the business opportunity seeking the Company's participation.

A significant portion of the Company's available funds may be expended for investigative expenses and other expenses related to preliminary aspects of completing an acquisition transaction, whether or not any business opportunity investigated is eventually acquired.

12. The Company may lack diversification.

     It is anticipated that the Company will not be able to diversify, but will essentially be limited to one such venture because of the Company's limited financing. This lack of diversification will not permit the Company to offset potential losses from one business opportunity against profits from another, and should be considered an adverse factor affecting any decision to purchase the Company's securities.

     The Company's probable inability to diversify its activities into more than one area will subject the Company to economic fluctuations within a particular business or industry and therefore increase the risks associated with the Company's operations.

13. The Company may have to rely upon unaudited financial statements of a potential business opportunity.

The Company generally will require audited financial statements from companies that it proposes to acquire. It is possible, however, that audited financials will not immediately be available to the Company, thereby increasing the risk that potential investors could lose their entire investment. In cases where audited financials are unavailable, the Company will have to rely upon unaudited information received from target companies' management that has not been audited by outside auditors. The lack of the type of independent verification which audited financial statements would provide, increases the risk that the Company, in evaluating an acquisition with such a target company, will not have the benefit of full and accurate information about the financial condition and operating history of the target company. This risk increases the prospect that the acquisition of such a company might prove to be an unfavorable one for the Company or the holders of the Company's securities.

Moreover, the Company will be subject to the reporting provisions of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and thus will be required to furnish certain information about significant acquisitions, including audited financial statements for any business that it acquires. Consequently, acquisition prospects that do not have, or are unable to provide reasonable warranties that they will be able to obtain, the required audited statements would not be considered by the Company to be appropriate for acquisition so long as the reporting requirements of the Exchange Act are applicable. Should the Company, during the time it remain subject to the reporting provisions of the Exchange Act, complete an acquisitionof an entity for which audited financial statements prove to be unobtainable, the Company would be exposed to enforcement actions by the Securities and Exchange Commission (the "Commission") and to corresponding administrative sanctions, including permanent injunctions against the Company and its management. The legal and other costs of defending a Commission enforcement action are likely to have material, adverse consequences for the Company and its business.
The imposition of administrative sanctions would subject the Company to further adverse consequences.

In addition, the lack of audited financial statements would prevent the securities of the Company from becoming eligible for listing on NASDAQ, the automated quotation system sponsored by the National Association of Securities Dealers, Inc., or on any existing stock exchange. Moreover, the lack of such financial statements is likely to discourage broker-dealers from becoming or continuing to serve as market makers in the securities of the Company. Without audited financial statements, the Company would almost definitely be unable to offer securities under a registration statement pursuant to the Securities Act of 1933, and the ability of the Company to raise capital would be significantly limited until such financial statements were to become available.



14. Government, State or Local regulations may limit the Company's business opportunities.

An acquisition made by the Company may be of a business that is subject to regulation or licensing by federal, state, or local authorities. Compliance with such regulations and licensing can be expected to be a time-consuming, expensive process and may limit other investment opportunities of the Company.

15. There will be a limited participation by Management in the daily operations of the Company.

The Company currently has one individual who is serving as its sole officer and director. The Company will be heavily dependent upon his skills, talents, and abilities to implement its business plan, and may, from time to time, find that the inability of the officer and director to devote his full time attention to the business of the Company results in a delay in progress toward implementing its business plan. Furthermore, since only one individual is serving as the officer and director of the Company, it will be entirely dependent upon his experience in seeking, investigating, and acquiring a business and in making decisions regarding the Company's operations. See "Management." Because investors will not be able to evaluate the merits of possible business acquisitions by the Company, they should critically assess the information concerning the Company's officer and director.


16. There is a lack of continuity in the Management of the Company.

The Company does not have an employment agreement with its officer and director. A decision by the Company's officer and director to discontinue management of the Company could result in the loss of a potential investor's entire investment. In connection with acquisition of a business opportunity, it is likely the current officer and director of the Company may resign. A decision to resign will be based upon the identity of the business opportunity and the nature of the transaction, and is likely to occur without the vote or consent of the stockholders of the Company.

17. The Company's required indemnification of its Officer and Director may negatively impact its operation.

The Company's Articles of Incorporation provide for the indemnification of its directors, officers, employees, and agents, under certain circumstances, against attorney's fees and other expenses incurred by them in any litigation to which they become a party arising from their association with or activities on behalf of the Company. The Company will also bear the expenses of such litigation for any of its directors, officers, employees, or agents, upon such person's promise to repay the Company therefor if it is ultimately determined that any such person shall not have been entitled to indemnification. This indemnification policy could result in substantial expenditures by the Company which it will be unable to recoup.

18. The Company's Directors have potentially limited liability.

The Company's Articles of Incorporation exclude personal liability of its directors to the Company and its stockholders for monetary damages for breach of fiduciary duty except in certain specified circumstances. Accordingly, the Company will have a much more limited right of action against its directors than otherwise would be the case. This provision does not affect the liability of any director under federal or applicable state securities laws.

19. The Company may have to depend upon Outside Advisors.

To supplement the business experience of its officer and director, the Company may be required to employ accountants, technical experts, appraisers, attorneys, or other consultants or advisors. The selection of any such advisors will be made by the Company's President without any input from stockholders. Furthermore, it is anticipated that such persons may be engaged on an "as needed" basis without a continuing fiduciary or other obligation to the Company.

20. The Company may engage in a highly risky leveraged transaction.

There is a possibility that any acquisition of a business opportunity by the Company may be leveraged, i.e., the Company may finance the acquisition of the business opportunity by borrowing against the assets of the business opportunity to be acquired, or against the projected future revenues or profits of the business opportunity. This could increase the Company's exposure to larger losses. A business opportunity acquired through a leveraged transaction is profitable only if it generates enough revenues to cover the related debt and expenses. Failure to make payments on the debt incurred to purchase the business opportunity could result in the loss of a portion or all of the assets acquired. Acquiring a business opportunity through a leveraged transaction has inherent risks, that could easily result in the loss of a potential investor's entire investment.

21. Significant competition may impair the Company's ability to locate the best available business opportunity.

The search for potentially profitable business opportunities is intensely competitive. The Company expects to be at a disadvantage when competing with many firms that have substantially greater financial and management resources and capabilities than the Company. These competitive conditions will exist in any industry in which the Company may become interested.

22. There are no foreseeable dividends for the Company's shareholders.

The Company has not paid dividends on its Common Stock and does not anticipate paying such dividends in the foreseeable future.

23. The Company's present Management and Stockholders may lose control.

The Company may consider an acquisition in which the Company would issue as consideration for the business opportunity to be acquired an amount of the Company's authorized but unissued Common Stock that would, upon issuance, represent the great majority of the voting power and equity of the Company. The result of such an acquisition would be that the acquired company's stockholders and management would control the Company, and the Company's management could be replaced by persons unknown at this time. Such a merger would result in a greatly reduced percentage of ownership of the Company by its current shareholders. In addition, the Company's President could sell his control block of stock at a premium price to the acquired company's stockholders.

24. There is no public trading market for the Company's common stock.

There is no public market for the Company's common stock, it is possible that such a market will not ever develop and that a shareholder might not ever be able to liquidate his investment. If a market should develop, the price may be highly volatile. Factors such as those discussed in this "Risk Factors" section may have a significant impact upon the market price of the securities offered hereby. Owing to the low price of the securities, many brokerage firms may not be willing to effect transactions in the securities. Even if a purchaser finds a broker willing to effect a transaction in these securities, the combination of brokerage commissions, state transfer taxes, if any, and any other selling costs may exceed the selling price. Further, many lending institutions will not permit the use of such securities as collateral for any loans.


25. Affiliates and their successors/assigns may have exposure and risk if re-selling securities pursuant to Rule 144.

All of the outstanding shares of Common Stock held by present stockholders are "restricted securities" within the meaning of Rule 144 under the Securities Act of 1933, as amended.

As restricted shares, these shares may be resold only pursuant to an effective registration statement or under the requirements of Rule 144 or other applicable exemptions from registration under the Act and as required under applicable state securities laws. Rule 144 provides in essence that a person who has held restricted securities for a prescribed period may, under certain conditions, sell every three months, in brokerage transactions, a number of shares that does not exceed the greater of 1.0% of a company's outstanding common stock or the average weekly trading volume during the four calendar weeks prior to the sale. As a result of revisions to Rule 144 which became effective on or about April 29, 1997, there will be no limit on the amount of restricted securities that may be sold by a nonaffiliate after the restricted securities have been held by the owner for a period of two years. A sale under Rule 144 or under any other exemption from the Act, if available, or pursuant to subsequent registrations of shares of Common Stock of present stockholders, may have a depressive effect upon the price of the Common Stock in any market that may develop.

Of the total 2,000,000 shares of common stock held by present stockholders of the Company, 2,000,000 shares were issued pursuant to Rule 701, and may become available for re-sale under Rule 144 at some time after the filing of an effective registration statement by the Company. However, recent correspondence directed from the Commission to the FINRA suggests that Rule 144 sales by affiliates or their successors/assigns will generally not be afforded an opportunity to rely on Rule 144 for "safe harbor" re-selling under such rule and will most likely only be able to transfer such securities pursuant to an effective registration statement filed under the Securities
Act of 1933 (the "Act"). Specifically, the S.E.C., in a January 21, 2000, letter to Mr. Ken Worm of the NASD, has expressed the view that promoters and affiliates of blank-check companies are "underwriters", within the meaning of the '33 Act. Accordingly, securities acquired by non-affiliates from the promoters or affiliates of the Company could not be resold prior to registration under the Act.

26. Blue Sky considerations may negatively impact the Company's ability to sell or transfer its securities or to establish secondary trading markets.

Because the securities registered hereunder have not been registered for resale under the blue sky laws of any state, the holders of such shares and persons who desire to purchase them in any trading market that might develop in the future, should be aware that there may be significant state blue-sky law restrictions upon the ability of investors to sell the securities and of purchasers to purchase the securities. Some jurisdictions may not under any circumstances allow the trading or resale of blind-pool or "blank-check" securities. Accordingly, investors should consider the secondary market for the Company's securities to be a limited one.

27. Existing shareholders are likely to experience significant dilution of their ownership percentage, in any business combination in which the Company may enter into, and existing minority shareholders are unlikely to have a role in determining the new directors and management of the Company.

Insofar as a business combination involving the Company will likely entail the issuance of authorized, but currently unissued, shares of the Company's common stock, existing shareholders may find their equity position significantly diluted. Any business combination involving the Company is likely to include the issuance of additional shares of the Company's common stock to the shareholders of the target company, in exchange for an equity position in the surviving entity for existing shareholders of the Company. The issuance of substantial additional securities and their potential sale into any trading market that might develop in the Company's securities may have a depressive effect upon such market. Also, the equity percentage held by shareholders in the surviving entity will likely be considerably lower than that held in the Company presently. As part of such a transaction, the Company's existing directors may resign and new directors may be appointed without any vote by stockholders.

28. Any business combination entered into by the Company could result in a taxable gain to current shareholders of the Company's stock.

A business combination entered into by the Company could likely result in a taxable event to existing shareholders of the Company's common stock. In the event that current shareholders of the Company's common stock receive consideration for their shares above the value of their original investment, in a business combinaiton entered into by the Company, they will incur a taxable gain.


29. Certain adverse effects on the Company could result from a determination by the S.E.C. that the Company is subject to the regulatory provisions of the Investment Company Act of 1940.

A determination by the S.E.C. that the Compnay is an "investment company", could impose especially onerous reporting and other requirements upon the Company's management, which could seriously impede the Company's ability to enter into a business combination with another company, given the relatively limited resources of the Company at the present time. It should be noted that management strongly believes that the Company does not qualify as an "investment company", as that term is defined in the 1940 Act.

The Investment Company Act also places certain restrictions on our ability to take certain actions. We may not alter or change our corporate objectives, strategies or policies such that we cease to be a "blank check" company.
We would also be prohibited by the Investment Company Act from knowingly participating in a joint transaction, including a co-investment with an affiliated person, including any of our directors, or any entity managed or advised by any of them.


	The following table documents the current involvement of Gerard Werner with each shell company (please see Item 2 below for elaboration):


KOHLER CAPITAL

                                                         KC III, Inc.        KC IV, Inc.


Gerard Werner's                                          President           President
Titles                                                   Director            Director


Gerard Werner's                                          20.00%              20.00%
Equity percentage

Filing Type                                              10-12G              undetermined


Percentage time                                          12.5%               12.5%
Devoted to the
Company


The Company's President may form Janka Capital I, Inc., which is a shell company with the same capital structure and business plan as Kohler Capital IV, and the Company. He may also elect, in the future, to form one or more additional public shell companies with a business plan similar or identical to that of the Company. Any such additional shell companies would also be in direct competition with the Company for available business opportunities. (See Item 5 - "Directors, Executive Officers, Promoters and Control Persons - Conflicts of Interest.")

The Company's President was previously a Director and Vice-President of Oak Brook Capital I, II, III, and IV, as well as North Shore Capital III and IV, and Kohler Capital I and II, blank-check companies with similar capital structures as the Company. As of this date, he has resigned his positions as an officer and director with Oak Brook Capital I, II, III, and IV, North Shore Capital III and IV, and Kohler Capital I and II, Corporation, each having consummated a business combination with an operating entity.
Mr. Werner retained between 1.5% and 2.0% equity in the surviving companies, which are now known as AEI Environmental, America's Power Partners, PVAXX Corporation, Vertical Jet, Inc., Gridline Communications, Expleo Solutions, Inc., and All-American Care Centers, Inc., respectively.

Shareholders have certain rights with regards to the Company's management, in the event of breaches of certain obligations including loyalty and the misappropriation of a corporate opportunity. Shareholders may seek remedies under several provisions of the 1933 and 1934 acts.
Sections 11 and 12 of the '33 Act help safeguard investors against materially false statements in Registration Statements (section 11);
and against materially false statements in prospectuses and other communications (section 12). Remedies available under these sections include the reimbursement to the investor, by the company, of the consideration paid for the security minus any gain received thereupon. Investors are also protected by section 10(b) of the '34 Act, which proscribes manipulative or deceptive practices in connection with the purchase or sale of a security; and by section 14(e) of the '34 Act, which proscribes material misstatements in connection with proxies. As many states, including Florida, have securities laws modeled after the '33 and '34 Acts, remedies may be available under state law as well. In any case, lawsuits under section 11 of the '33 Act may be brought "at law or in equity, in any court of competent jurisdiction".

It is anticipated that the Company's President may actively negotiate or otherwise consent to the purchase of a portion of his common stock as a condition to, or in connection with, a proposed merger or acquisition transaction. In this process, the Company's President and may consider his own personal pecuniary benefit rather than the best interests of other Company shareholders, and the other Company shareholders are not expected to be afforded the opportunity to approve or consent to any particular stock buy-out transaction.


..



ITEM 2. FINANCIAL INFORMATION

MANAGEMENT'S DISCUSSION AND ANALYSIS OR
         PLAN OF OPERATIONS.

General

     The Registrant intends to seek to acquire assets or shares of an entity actively engaged in business which generates revenues, in exchange for its securities. The Registrant has no particular acquisitions in mind and has not entered into any negotiations regarding such an acquisition. None of the Company's officers, directors, promoters or affiliates have engaged in any preliminary contact or discussions with any representative of any other company regarding the possibility of an acquisition or merger between the Company and such other company as of the date of this registration statement.

     While the Company will attempt to obtain audited financial statements of a target entity, there is no assurance that such audited financial statements will be available. The Board of Directors does intend to obtain certain assurances of value of the target entity's assets prior to consummating such a transaction, with further assurances that an audited statement would be provided within seventy-five days after closing of such a transaction.
Closing documents relative thereto will include representations that the value of the assets conveyed to or otherwise so transferred will not materially differ from the representations included in such closing documents.

     The Company is filing this registration statement on a voluntary basis because the primary attraction of the Registrant as a merger partner or acquisition vehicle will be its status as an SEC reporting company. Any business combination or transaction will likely result in a significant issuance of shares and substantial dilution to present stockholders of the Registrant.

     The Company has, and will continue to have, little capital with which to provide the owners of business opportunities with any significant cash or other assets. However, management believes the Company will be able to offer owners of acquisition candidates the opportunity to acquire a controlling ownership interest in a publicly registered company without incurring the cost and time required to conduct an initial public offering. The owners of the business opportunities will, however, incur significant legal and accounting costs in connection with the acquisition of a business opportunity, including the costs of preparing Form 8-K's, 10-K's or 10-K's, agreements and related reports and documents. The Securities Exchange Act of 1934 (the "34 Act"), specifically requires that any merger or acquisition candidate comply with all applicable reporting requirements, which include providing audited financial statements to be included within the numerous filings relevant to complying with the 34 Act. Nevertheless, the officer and director of the Company has not conducted market research and is not aware of statistical data which would support the perceived benefits of a merger or acquisition transaction for the owners of a business opportunity.

     As stated hereinabove, the Company will not acquire or merge with any entity which cannot provide independent audited financial statements within a reasonable period of time after closing of the proposed transaction. The Company is subject to all of the reporting requirements included in the 34 Act. Included in these requirements is the affirmative duty of the Company to file independent audited financial statements as part of its Form 8-K to be filed with the Securities and Exchange Commission upon consummation of a merger or acquisition, as well as the Company's audited financial statements included in its annual report on Form 10-K. If such audited financial statements are not available at closing, or within time parameters necessary to insure the Company's compliance with the requirements of the 34 Act, or if the audited financial statements provided do not conform to the representations made by the candidate to be acquired in the closing documents, the closing documents may provide that the proposed transaction will be voidable, at the discretion of the present management of the Company.

     The Company's officer and shareholders have verbally agreed that they will advance to the Company certain additional funds which the Company needs for operating capital and for costs in connection with searching for or completing an acquisition or merger. These will primarily consist of services rendered by the Company's president, specifically S.E.C. compliance and the due diligence required as a condition precedent to any business combination. These persons have also agreed that such advances will be made interest free without expectation of repayment unless the owners of the business which the Company acquires or merges with agree to repay all or a portion of such advances. Such repayment will in no way be a condition to the selection of a target company. The Company will not borrow any funds from anyone other than its current shareholders for the purpose of repaying advances made by the shareholders, and the Company will not borrow any funds to make any payments to the Company's promoters, management or their affiliates or associates.

Liquidity and Capital Resources

     The Company remains in the development stage and, since inception, has experienced no significant change in liquidity or capital resources or stockholder's equity. The Company's balance sheet as of September 30, 2010, reflects a current asset value of $0, and a total asset value of $0.
     The Company will carry out its plan of business as discussed above. The Company cannot predict to what extent its liquidity and capital resources will be diminished prior to the consummation of a business combination or whether its capital will be further depleted by the operating losses (if any) of the business entity which the Company may eventually acquire.


Results of Operations

     During the period from May 7, 2001 (inception) through
September 30, 2010, the Company has engaged in no significant operations other than organizational activities, acquisition of capital and preparation for registration of its securities under the Securities Exchange Act of 1934, as amended. No revenues were received by the Company during this period.

     For the current fiscal year, the Company anticipates incurring a loss as a result of organizational expenses, expenses associated with registration under the Securities Exchange Act of 1934, and expenses associated with locating and evaluating acquisition candidates. The Company anticipates that until a business combination is completed with an acquisition candidate, it will not generate revenues other than interest income, and may continue to operate at a loss after completing a business combination, depending upon the performance of the acquired business.

Basis of Reporting

The Company's financial statements are presented on a going concern basis, which contemplates the realization of assets and satisfaction of liabilities in the normal course of business.

The Company has experienced a loss from operations as a result of its investment necessary to achieve its operating plan, which is long-range in nature. The Company incurred net losses from inception to September 30, 2010, aggregating $15,000, has no revenue generating operations and is in the development stage.

The Company's ability to continue as a going concern is contingent upon its ability to secure additional financing, increase ownership equity and develop profitable operations. In addition, the Company's ability to continue as a going concern must be considered in light of the problems, expenses and complications frequently encountered by entrance into established markets and the competitive environment in which the Company operates.

The Company is pursuing financing for its operations and seeking additional private investments. In addition, the Company is seeking to find a merger candidate. Failure to secure such financing or to raise additional equity capital or to locate a merger candidate may result in the Company having to discontinue its operations.

The financial statements do not include any adjustments to reflect the possible future effects on the recoverability and classification of assets or the amounts and classification of liabilities that may result from the possible inability of the Company to continue as a going concern.

Need for Additional Financing

     The Company believes that its existing capital will be sufficient to meet the Company's cash needs, including the costs of compliance with the continuing reporting requirements of the Securities Exchange Act of 1934, as amended, for a period of approximately one year. Accordingly, in the event the Company is able to complete a business combination during this period, it anticipates that its existing capital will be sufficient to allow it to accomplish the goal of completing a business combination. There is no assurance, however, that the available funds will ultimately prove to be adequate to allow it to complete a business combination, and once a business combination is completed, the Company's needs for additional financing are likely to increase substantially.

INCOME TAXES

     The Company accounts for income taxes in accordance with Statement of Financial Accounting Standards No. 109, "Accounting for Income Taxes" ("SFAS 109") issued by the Financial Accounting Standards Board ("FASB"), under which deferred tax assets and liabilities are provided on differences between the carrying amounts for financial reporting and the tax basis of assets and liabilities for income tax purposes using the enacted tax rates.


     Under SFAS 109, deferred tax assets may be recognized for temporary differences that will result in deductible amounts in future periods. A valuation allowance is recognized, if on the weight of available evidence, it is more likely than not that some portion or all of the deferred tax asset will not be realized.

NEW ACCOUNTING PRONOUNCEMENTS

Accounting Standards Codification

In June 2009, the FASB issued Statement of Financial Accounting Standards
(SFAS) No. 168, The FASB Accounting Standards Codification and the Hierarchy of Generally Accepted Accounting Principles (the Codification). This standard replaces SFAS No. 162, The Hierarchy of Generally Accepted Accounting Principles, and establishes only two levels of U.S. generally accepted accounting principles (GAAP), authoritative and nonauthoritative. The FASB ASC has become the source of authoritative, nongovernmental GAAP, except for rules and interpretive releases of the SEC, which are sources of authoritative GAAP for SEC registrants. All other nongrandfathered, non-SEC accounting literature not included in the Codification will become nonauthoritative. This standard is effective for financial statements for interim or annual reporting periods ending after September 15, 2009. The adoption of the Codification changed the Company's references to GAAP accounting standards but did not impact the Company's results of operations, financial position or liquidity.

Participating Securities Granted in Share-Based Transactions

Effective January 1, 2009, the Company adopted a new accounting standard included in ASC 260, Earnings Per Share (formerly FASB Staff Position (FSP) Emerging Issues Task Force (EITF) 03-6-1, Determining Whether Instruments Granted in Share-Based Payment Transactions Are Participating Securities). The new guidance clarifies that non-vested share-based payment awards that entitle their holders to receive nonforfeitable dividends or dividend equivalents before vesting should be considered participating securities and included in basic earnings per share. The Company's adoption of the new accounting standard did not have a material effect on previously issued or current earnings per share.

Business Combinations and Noncontrolling Interests

Effective January 1, 2009, the Company adopted a new accounting standard included in ASC 805, Business Combinations (formerly SFAS No. 141(R),
Business Combinations). The new standard applies to all transactions or other events in which an entity obtains control of one or more businesses. Additionally, the new standard requires the acquiring entity in a business combination to recognize all (and only) the assets acquired and liabilities assumed in the transaction; establishes the acquisition-date fair value as the measurement date for all assets acquired and liabilities assumed; and requires the acquirer to disclose additional information needed to evaluate and understand the nature and financial effect of the business combination. The Company's adoption of the new accounting standard did not have a material effect on the Company's consolidated financial statements.

Fair Value Measurement and Disclosure

Effective January 1, 2009, the Company adopted a new accounting standard included in ASC 820, Fair Value Measurements and Disclosures (ASC 820) (formerly FASB FSP No 157-2, Effective Date of FASB Statement No. 157), which delayed the effective date for disclosing all non-financial assets and non-financial liabilities, except for items that are recognized or disclosed at fair value on a recurring basis (at least annually). This standard did not have a material impact on the Company's consolidated financial statements.In April 2009, the FASB issued new guidance for determining when a transaction is not orderly and for estimating fair value when there has been a significant decrease in the volume and level of activity for an asset or liability. The new guidance, which is now part of ASC 820 (formerly FSP 157-4, Determining Fair Value When the Volume and
Level of Activity for the Asset or Liability Have Significantly Decreased and Identifying Transactions That Are Not Orderly), requires disclosure of the inputs and valuation techniques used, as well as any changes in valuation techniques and inputs used during the period, to measure fair value in interim and annual periods. In addition, the presentation of the fair value hierarchy is required to be presented by major security type as described in ASC 320, Investments - Debt and Equity Securities. The provisions of the new standard were effective for interim periods ending after June 15, 2009. The adoption of the new standard on April 1, 2009 did not have a material on the Company's consolidated financial statements.

In April 2009, the Company adopted a new accounting standard included in ASC 820, (formerly FSP 107-1 and Accounting Principles Board (APB) 28-1, Interim Disclosures about Fair Value of Financial Instruments). The new standard requires disclosures of the fair value of financial instruments for interim reporting periods of publicly traded companies in addition to the annual disclosure required at year-end. The provisions of the new standard were effective for the interim periods ending after June 15, 2009. The Company's adoption of this new accounting standard did not have a material effect on the Company's consolidated financial statements.

In August 2009, the FASB issued new guidance relating to the accounting for the fair value measurement of liabilities. The new guidance, which is now part of ASC 820, provides clarification that in certain circumstances in which a quoted price in an active market for the identical liability is not available, a company is required to measure fair value using one or more of the following valuation techniques: the quoted price of the identical liability when traded as an asset, the quoted prices for similar liabilities or similar liabilities when traded as assets, or another valuation technique that is consistent with the principles of fair value measurements. The new guidance clarifies that a company is not required to include an adjustment for restrictions that prevent the transfer of the liability and if an adjustment is applied to the quoted price used in a valuation technique, the result is a Level 2 or 3 fair value measurement. The new guidance is effective for interim and annual periods beginning after August 27, 2009. The Company's adoption of the new guidance did not have a material effect on the Company's consolidated financial statements Derivative Instruments and Hedging Activities Effective January 1, 2009, the Company adopted a new accounting standard included in ASC 815, Derivatives and Hedging (SFAS No. 161, Disclosures about Derivative Instruments and Hedging Activities, an amendment of SFAS No.133). The new accounting standard requires enhanced disclosures about an entity's derivative and hedging activities and is effective for fiscal years and interim periods beginning after November 15, 2008. Since the new accounting standard only required additional disclosure, the adoption did not impact the Company's consolidated financial statements.

Other-Than-Temporary Impairments

In April 2009, the FASB issued new guidance for the accounting for other-than-temporary impairments. Under the new guidance, which is part of ASC 320, Investments Debt and Equity Securities (formerly FSP 115-2 and 124-2, Recognition and Presentation of Other-Than-Temporary Impairments), and other-than-temporary impairment is recognized when an entity has the intent to sell a debt security or when it is more likely than not that an entity will be required to sell the debt security before its anticipated recovery in value. The new guidance does not amend existing recognition and measurement guidance related to other-than-temporary impairments of equity securities and is effective for interim and annual reporting periods ending after June 15, 2009. The Company's adoption of the new guidance did not have a material effect on the Company's consolidated financial statements.

Subsequent Events

In May 2009, the FASB issued new guidance for subsequent events. The new guidance, which is part of ASC 855, Subsequent Events (formerly SFAS No. 165, Subsequent Events) is intended to establish general standards of accounting for and disclosure of events that occur after the balance sheet date but before financial statements are issued or are available to be issued. Specifically, this guidance sets forth the period after the balance sheet date during which management of a reporting entity should evaluate events or transactions that may occur for potential recognition or disclosure in the financial statements, the circumstances under which an entity should recognize events or transactions occurring after the balance sheet date in its financial statements, and the disclosures that an entity should make about events or transactions that occurred after the balance sheet date. The new guidance is effective for fiscal years and interim periods ended after June 15, 2009 and will be applied prospectively. The Company's adoption of the new guidance did not have a material effect on the Company's consolidated financial statements.

Accounting for the Transfers of Financial Assets

In June 2009, the FASB issued new guidance relating to the accounting for transfers of financial assets. The new guidance, which was issued as SFAS No. 166, Accounting for Transfers of Financial Assets, an amendment to SFAS No. 140, was adopted into Codification in December 2009 through the issuance of Accounting Standards Updated (ASU) 2009-16. The new standard eliminates the concept of a qualifying special-purpose entity, changes the requirements for derecognizing financial assets, and requires additional disclosures in order to enhance information reported to users of financial statements by providing greater transparency about transfers of financial assets, including securitization transactions, and an entity's continuing involvement in and exposure to the risks related to transferred financial assets. The new guidance is effective for fiscal years beginning after November 15, 2009.
The Company will adopt the new guidance in 2010 and is evaluating the impact it will have to the Company's consolidated financial statements.

Accounting for Variable Interest Entities

In June 2009, the FASB issued revised guidance on the accounting for variable interest entities. The revised guidance, which was issued as SFAS No. 167, Amending FASB Interpretation No. 46(R), was adopted into Codification in December 2009 through the issuance of ASU 2009-17. The revised guidance amends FASB Interpretation No. 46(R), Consolidation of Variable Interest Entities, in determining whether an enterprise has a controlling financial interest in a variable interest entity. This determination identifies the primary beneficiary of a variable interest entity as the enterprise that has both the power to direct the activities of a variable interest entity that most significantly impacts the entity's economic performance, and the obligation to absorb losses or the right to receive benefits of the entity that could potentially be significant to the variable interest entity. The revised guidance requires ongoing reassessments of whether an enterprise is the primary beneficiary and eliminates the quantitative approach previously required for determining the primary beneficiary. The Company does not expect that the provisions of the new guidance will have a material effect on its consolidated financial statements.

Revenue Recognition

In October 2009, the FASB issued ASU 2009-13, Multiple-Deliverable Revenue Arrangements. The new standard changes the requirements for establishing separate units of accounting in a multiple element arrangement and requires the allocation of arrangement consideration to each deliverable based on the relative selling price. The selling price for each deliverable is based on vendor-specific objective evidence (VSOE) if available, third-party evidence if VSOE is not available, or estimated selling price if neither VSOE or third-party evidence is available. ASU 2009-13 is effective for revenue arrangements entered into in fiscal years beginning on or after June 15, 2010. The Company does not expect that the provisions of the new guidance will have a material effect on its consolidated financial statements.

Fair Value Measurements

In January 2010, the FASB issued ASU No. 2010-06, Fair Value Measurements and Disclosures (ASC Topic 820) Improving Disclosures About Fair Value Measurements. The ASU requires new disclosures about transfers into and out of Levels 1 and 2 and separate disclosures about purchases, sales, issuances, and settlements relating to Level 3 measurements. It also clarifies existing fair value disclosures about the level of disaggregation and about inputs and valuation techniques used to measure fair value. The new disclosures and clarifications of existing disclosures are effective for the Company's third quarter of fiscal year 2010, except for the disclosures about purchases, sales, issuances, and settlements relating to Level 3 measurements, which are effective for the Company's first quarter of fiscal year 2012. Other than requiring additional disclosures, the adoption of this new guidance did not and will not have a material impact on the Company's consolidated financial statements.


Federal Income Tax Aspects of Investment in the Company

     The discussion contained herein has been prepared by the Company and is based on existing law as contained in the Code, amended United States Treasury Regulations ("Treasury Regulations"), administrative rulings and court decisions as of the date of this Registration Statement. No assurance can be given that future legislative enactments, administrative rulings or court decisions will not modify the legal basis for statements contained in this discussion. Any such development may be applied retroactively to transactions completed prior to the date thereof, and could contain provisions having an adverse affect upon the Company and the holders of the Common Stock. In addition, several of the issues dealt with in this summary are the subject of proposed and temporary Treasury Regulations. No assurance can be given that these regulations will be finally adopted in their present form.

Basis in Common Stock

     The tax basis that a Shareholder will have in his Common Stock will equal his cost in acquiring his Common Stock. If a Shareholder acquires Common Stock at different times or at different prices, he must maintain records of those transactions so that he can accurately report gain or loss realized upon disposition of the Common Stock.

Dividends on Common Stock

     Distributions made by the Company with respect to the Common Stock will be characterized as dividends that are taxable as ordinary income to the extent of the Company's current or accumulated earnings and profits ("earnings and profits"), if any, as determined for U.S. federal income tax purposes. To the extent that a distribution on the Common Stock exceeds the holder's allocable share of the Company's earnings and profits, such distribution will be treated first as a return of capital that will reduce the holder's adjusted tax basis in such Common Stock, and then as taxable gain to the extent the distribution exceeds the holder's adjusted tax basis in such Common Stock. The gain will generally be taxed as a long-term capital gain if the holder's holding period for the Common Stock is more than one year.

     The availability of earnings and profits in future years will depend on future profits and losses which cannot be accurately predicted. Thus, there can be no assurance that all or any portion of a distribution on the Common Stock will be characterized as a dividend for general income tax purposes. Corporate shareholders will not be entitled to claim the dividends received deduction with respect to distributions that do not qualify as dividends. See the discussion regarding the dividends received deduction below.

Redemption of Common Stock

     The Company does not have the right to redeem any Common
Stock. However, any redemption of Common Stock, with the consent of the holder, will be a taxable event to the redeemed holder.

     The Company does not believe that the Common Stock will be treated as debt for federal income tax purposes. However, in the event that the Common Stock is treated as debt for federal tax purposes, a holder generally will recognize gain or loss upon the redemption of the Common Stock measured by the difference between the amount of cash or the fair market value of property received and the holder's tax basis in the redeemed Common Stock. To the extent the cash or property received are attributable to accrued interest, the holder may recognize ordinary income rather than capital gain. Characterization of the Common Stock as debt would also cause a variety of other tax implications, some of which may be detrimental to either the holders, the Company, or both (including, for example, original issue discount treatment to the Investors). Potential Investors should consult their tax advisors as to the various ramifications of debt characterization for federal income tax purposes.

Other Disposition of the Common Stock

     Upon the sale or exchange of shares of Common Stock, to or with a person other than the Company, a holder will recognize capital gain or loss equal to the difference between the amount realized on such sale or exchange and the holder's adjusted basis in such stock. Any capital gain or loss recognized will generally be treated as a long-term capital gain or loss if the holder held such stock for more than one year. For this purpose, the period for which the Common Stock was held would be included in the holding period of the Common Stock received upon a conversion.

State, Local and Foreign Taxes

     In addition to the federal income tax consequences described above, prospective investors should consider potential state, local and foreign tax consequences of an investment in the Common Stock.


ITEM 3.  PROPERTIES

     The Company does not currently maintain an office or any other facilities. It does currently maintain a mailing address at 2208 Pershing Avenue, Sheboygan, Wisconsin 53083, which is the mailing address of its legal counsel. The Company pays no rent for the use of this mailing address. The Company does not believe that it will need to maintain an office at any time in the foreseeable future in order to carry out its plan of operations described herein. The Company's telephone number is (920)-207-7772.


ITEM 4. SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND
         MANAGEMENT.

     The following table sets forth as of December 15, 2010, information with respect to the beneficial ownership of the Company's outstanding Common Stock by (i) each director and executive officer of the Company, (ii) all directors and executive officers of the Company as a group, and (iii) each shareholder who was known by the Company to be the beneficial owner of more than 5% of the Company's outstanding Common Stock. Except as otherwise indicated, the persons or entities listed below have sole voting and investment power with respect to all shares of Common Stock beneficially owned by them.



Name and Address                  Number of         Percent of
                                  Shares Owned      Class Owned
                                                    Beneficially

Gerard Werner, Esq.(1)             400,000           20.00%
2208 Pershing Avenue
Sheboygan, WI 53083

Christopher Werner                 773,150           38.66%
2620 N. 40 Street
Sheboygan, WI 53083

Ken Pavichevich                    664,850           33.24%



All directors and executive
officers as a group (1 person)     400,000           20.00%



(1)  The person listed is the sole officer and director of the Company.

Management has no plans to issue any additional securities to management, promoters or their affiliates or associates and will do so only if such issuance is in the best interests of shareholders of the Company and complies with all applicable federal and state securities rules and regulations.

Although the Company has a very large amount of authorized but unissued common and preferred stock that may be issued without further shareholder approval or notice, it is the intention of the Company to avoid inhibiting certain transactions with prospective acquisition or merger candidates, based upon the perception by such candidate that they may be engaged in a rapidly expanding industry (i.e. Internet) and cannot afford to proxy shareholders each time their management needs to authorize additional shares.


ITEM 5. DIRECTORS AND EXECUTIVE OFFICES

     The director and executive officer currently serving the Company is as follows:


Name                        Age             Positions Held and Tenure


Gerard Werner                  38                President and Director since
                                                 June 15, 2003


     The director named above will serve until the first annual meeting of the Company's stockholders. Thereafter, directors will be elected for one-year terms at the annual stockholders' meeting. Officers will hold their positions at the pleasure of the board of directors, absent any employment agreement, of which none currently exists or is contemplated. There is no arrangement or understanding between the sole director and officer of the Company and any other person pursuant to which any director or officer was or is to be selected as a director or officer.

     The sole director and officer of the Company will devote his time to the Company's affairs on an "as needed" basis. As a result, the actual amount of time which he will devote to the Company's affairs is unknown and is likely to vary substantially from month to month.

Biographical Information


Gerard Werner


	Mr. Werner is a member of the District of Columbia Bar Association and worked on Antitrust cases for Compliance, Inc., responding to document requests from the U.S. Department of Justice from January through March of 1999.

	Mr. Werner served as Vice-President and Director of Oak Brook Capital I, II, III, and IV, respectively, prior to those companies entering into business combinations with other entities. Mr. Werner has also served as President and Director of North Shore Capital I, II, III and IV, and Kohler Capital I, Corporation. The Oak Brook Capital companies were formed in May of 1998, and the North Shore Capital companies were formed in February of 1999.

	Mr. Werner was admitted into the D.C. Court of Appeals Bar Association in January, 1999. He served as Case Design Manager for The Equitable, April 1998- Sep. 1998, during which time he was also a registered representative, having passed the series 6 and series 63, as well as Virginia's Life and Health Insurance licensing exams.

     Mr. Werner graduated from the Georgetown University Law School in 1997 where he served as a staff member of the American Criminal Law Review Volume 33, and as Articles and Notes Editor Volume 34.
He is a contributing author of Volume 33-3, Eleventh Survey of White Collar Crime- "Tax Evasion".

     Mr. Werner graduated in 1994 from Georgetown University with a double major in philosophy and government. He served as an intern in United States Representative Thomas Petri's office on three separate occasions: 1992, 1994 and 1995.

Indemnification of Officers and Directors

     As permitted by Florida law, the Company's Articles of In-corporation provide that the Company will indemnify its directors and officers against expenses and liabilities they incur to defend, settle, or satisfy any civil or criminal action brought against them on account of their being or having been Company directors or officers unless, in any such action, they are adjudged to have acted with gross negligence or willful misconduct. Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers or persons controlling the Company pursuant to the foregoing provisions, the Company has been informed that, in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in that Act and is, therefore, unenforceable.

Exclusion of Liability

     Pursuant to the Florida Business Corporation Act, the
Company's Articles of Incorporation exclude personal liability for its directors for monetary damages based upon any violation of their fiduciary duties as directors, except as to liability for any breach of the duty of loyalty, acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, acts in violation of Section 7-106-401 of the Florida Business Corporation Act, or any transaction from which a director receives an improper personal benefit. This exclusion of liability does not limit any right which a director may have to be indemnified and does not affect any director's liability under federal or applicable state securities laws.

Other Public Shell Activities

     The Company's President has also formed two other shell companies, Kohler Capital IV Corporation, and Global Green Holdings, Limited.

     Kohler Capital IV was formed May 7, 2001. There is not currently a market for resale of the outstanding shares of Kohler
Capital IV. Global Green Holdings, Limited, was formed July 23, 2009. ThereIs not currently a market for resale of the outstanding shares of Global Green Holdings.

Conflicts of Interest


     The sole officer and director of the Company will devote only a small portion of his time to the affairs of the Company, estimated to be no more than approximately 20 hours per month. There will be occasions when the time requirements of the Company's business conflict with the demands of his other business and investment activities. Such conflicts may require that the Company attempt to employ additional personnel. There is no assurance that the services of such persons will be available or that they can be obtained upon terms favorable to the Company.

     The Company's sole officer and director will promote all three (3) "blank check" entities noted above.

	The Company's President was previously President and Director of Kohler Capital I and II, which were renamed Expleo Solutions, Inc., and All-American Care Centers, Inc, in reorganizations in August of 2006, and October of 2007, detailed in Form 8K filings by Expleo Solutions, Inc., and All-American Care Centers, Inc.


	The Company's President was previously a Director and Vice-President of Oak Brook Capital I, II, III, and IV, and North Shore Capital I, III, and IV, blank-check companies with similar capital structures as the Company. As of this date, he has resigned his positions as an officer and director with all four Oak Brook Capital companies, and with North Shore Capital I, III and IV, each having consummated a business combination with an operating entity. Mr. Werner retained equity in the surviving companies, which are now known as AEI Environmental, America's Power Partners, Alpha Fibre Ltd, PVAXX corporation, Vertical Jet, Inc., and Gridline, Inc., respectively.

     There is no procedure in place which would allow Mr. Werner to resolve potential conflicts in an arms-length fashion. Accordingly, he will be required to use his discretion to resolve them in a manner which he considersappropriate.

     The Company's sole officer and director may actively negotiate or otherwise consent to the purchase of a portion of his common stock as a condition to, or in connection with, a proposed merger or acquisition transaction. It is anticipated that a substantial premium over the initial cost of such shares may be paid by the purchaser in conjunction with any sale of shares by the Company's officer and director which is made as a condition to, or in connection with, a proposed merger or acquisition transaction. The fact that a substantial premium may be paid to the Company's sole officer and director to acquire his shares creates a potential conflict of interest for him in satisfying his fiduciary duties to the Company and its other shareholders. Even though such a sale could result in a substantial profit to him, he would be legally required to make the decision based upon the best interests of the Company and the Company's other shareholders, rather than his own personal pecuniary benefit.




ITEM 6. EXECUTIVE COMPENSATION

     At the time of his appointment to the Company's board, its Director, Gerard Werner received 400,000 shares of Common Stock valued at $0.001 per share in consideration for pre-incorporation services rendered to the Company related to investigating and developing the Company's proposed business plan and capital structure, and completion of the incorporation and organization of the Company. In previous "blank-check" corporate transactions, Mr. Werner received shares of the Oak Brook Capital corporations for pre-incorporation services, but received no other legal or consulting fees from these companies. No officer or director has received any other remuneration. Although there is no current plan in existence, it is possible that the Company will adopt a plan to pay or accrue compensation to its sole officer and director for services related to seeking business opportunities and completing a merger or acquisition transaction. See "Certain Relationships and Related Transactions." The Company has no stock option, retirement, pension, or profit-sharing programs for the benefit of directors, officers or other employees, but the Board of Directors may recommend adoption of one or more such programs in the future.

     It is possible that, after the Company successfully consummates a merger or acquisition with an unaffiliated entity, that entity may desire to employ or retain one or more members of the Company's management for the purposes of providing services to the surviving entity, or otherwise provide other compensation to such persons. However, the Company has adopted a policy whereby the offer of any post-transaction remuneration to members of management will not be a consideration in the Company's decision to undertake any proposed transaction. Each member of management has agreed to disclose to the Company's Board of Directors any discussions concerning possible compensation to be paid to them by any entity which proposes to undertake a transaction with the Company and further, to abstain from voting on such transaction. Therefore, as a practical matter, if each member of the Company's Board of Directors is offered compensation in any form from any prospective merger or acquisition candidate, the proposed transaction will not be approved by the Company's Board of Directors as a result of the inability of the Board to affirmatively approve such a transaction.

No member of management of the Company will receive any finders fee, either directly or indirectly, as a result of their respective efforts to implement the Company's business plan outlined herein. Also, there are no plans, proposals, arrangements or understandings with respect to the sale or issuance of additional securities by the Company prior to the location of an acquisition or merger candidate. Please also see Item I, Description of Business-General for information regarding the seeking out and selection of a target company, addressing matters such as the manner of solicitation of potential investors, the approximate number of persons who will be contacted or solicited, their relationships to the Company's management, etc.



ITEM 7. CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS AND
        DIRECTOR INDEPENDENCE

     There is no public market for KOHLER Common Stock.  The
KOHLER Common Stock may be traded in the over-the-counter market in the near future, however, there can be no assurance as to the price at which trading in KOHLER Common Stock will occur.

     With respect to financial and other information relating to
KOHLER, Gerard Werner, Esq., whose mailing address is 2208 Pershing Avenue, Sheboygan, Wisconsin, 53083, will file annual and periodic reports with the Securities and Exchange Commission pursuant to the Securities Exchange Act of 1934. Copies of such reports may be inspected by anyone without charge at the public reference facilities maintained by the Commission at 100 F Street, N.E., Washington D.C. 20549, and copies may be obtained
from the Commission at prescribed rates.   The public may obtain information
on the operation of the Public Reference Room by calling the Commission at 1-800-SEC-0330. Additionally, the Commission maintains an Internet site that contains reports, proxy and information statements, and other information regarding issuers that file electronically with the Commission
at http://www.sec.gov.   Any requests for information from the Company
should be directed to the President of KOHLER, address 2208 Pershing
Avenue, Sheboygan, Wisconsin 53083.

     Prior to the date of this Registration Statement, the Company issued to its officer and director a total of 400,000 shares of Common Stock for a total services valued at $400. Certificates evidencing the Common Stock issued by the Company to this person have all been stamped with a restrictive legend, and are subject to stop transfer orders by the Company. For additional information concerning restrictions that are imposed upon the securities held by current stockholders, and the responsibilities of such stockholders to comply with federal securities laws in the disposition of such Common Stock, see "Risk
Factors -Rule 144 Sales."

	No officer, director, promoter, or affiliate of the Company has or proposes to have any direct or indirect material interest in any asset proposed to be acquired by the Company through security holdings, contracts, options, or otherwise.

     Although there is no current plan in existence, it is possible that the Company will adopt a plan to pay or accrue compensation to its sole officer and director for services related to seeking business opportunities and completing a merger or acquisition transaction.

     The Company maintains a mailing address at the office of its legal counsel, but otherwise does not maintain an office. As a result, it pays no rent and incurs no expenses for maintenance of an office and does not anticipate paying rent or incurring office expenses in the future.

     Although management has no current plans to cause the Company to do so, it is possible that the Company may enter into an agreement with an acquisition candidate requiring the sale of all or a portion of the Common Stock held by the Company's current stockholders to the acquisition candidate or principals thereof, or to other individuals or business entities, or requiring some other form of payment to the Company's current stockholders, or requiring the future employment of specified officers and payment of salaries to them. It is more likely than not that any sale of securities by the Company's current stockholders to an acquisition candidate would be at a price substantially higher than that originally paid by such stockholders. Any payment to current stockholders in the context of an acquisition involving the Company would be determined entirely by the largely unforeseeable terms of a future agreement with an unidentified business entity.



ITEM 8. LEGAL PROCEEDINGS

     The Company is not a party to any pending legal proceedings, and no such proceedings are known to be contemplated.

     No director, officer or affiliate of the Company, and no owner of record or beneficial owner of more than 5.0% of the securities of the Company, or any associate of any such director, officer or security holder is a party adverse to the Company or has a material interest adverse to the Company in reference to pending litigation.


ITEM 9.    MARKET PRICE AND DIVIDENDS ON THE REGISTRANT'S
        COMMON EQUITY AND OTHER SHAREHOLDER MATTERS

     No public trading market exists for the Company's securities and all of its outstanding securities are restricted securities as defined in Rule 144. There were 20 (twenty) holders of record of the Company's common stock on November 10, 2010. No dividends have been paid to date and the Company's Board of Directors does not anticipate paying dividends in the foreseeable future.

     The Company does not plan to take affirmative steps to request or encourage any broker-dealer to act as a market maker for the Company's securities. There are to date no understandings, agreements or discussions in place with any such broker-dealer. Although management has set forth disclosure throughout this registration statement indicating it would consider the public "trading" of its securities if such activity was in the best interests of its shareholders, it presently has no plans to do so.


     (a) MARKET PRICE. The Registrant's Common Stock is not quoted at the present time.

     Effective August 11, 1993, the Securities and Exchange Commission adopted Rule 15g-9, which established the definition of a "penny stock," for purposes relevant to the Company, as any equity security that has a market price of less than $5.00 per share or with an exercise price of less than $5.00 per share, subject to certain exceptions. For any transaction involving a penny stock, unless exempt, the rules require: (i) that a broker or dealer approve a person's account for transactions in penny stocks; and (ii) the broker or dealer receive from the investor a written agreement to the transaction, setting forth the identity and quantity of the penny stock to be purchased.
In order to approve a person's account for transactions in penny stocks, the broker or dealer must (i) obtain financial information and investment experience and objectives of the person; and (ii) make a reasonable determination that the transactions in penny stocks are suitable for that person and that person has sufficient knowledge and experience in financial matters to be capable of evaluating the risks of transactions in penny stocks.


The broker or dealer must also deliver, prior to any transaction in a penny stock, a disclosure schedule prepared by the Commission relating to the penny stock market, which, in highlight form, (i) sets forth the basis on which the broker or dealer made the suitability determination; and (ii) that the broker or dealer received a signed, written agreement from the investor prior to the transaction. Disclosure also has to be made about the risks of investing in penny stocks in both public offerings and in secondary trading, and about commissions payable to both the broker-dealer and the registered representative, current quotations for the securities and the rights and remedies available to an investor in cases of fraud in penny stock transactions. Finally, monthly statements have to be sent disclosing recent price information for the penny stock held in the account and information on the limited market in penny stocks.

     The Financial Industry Regulatory Authority (the "FINRA"), which administers NASDAQ, has recently made changes in the criteria for initial listing on the NASDAQ Small Cap market and for continued listing. For initial listing, a company must have net tangible assets of $4 million, market capitalization of $50 million or net income of $750,000 in the most recently completed fiscal year or in two of the last three fiscal years. For initial listing, the common stock must also have a minimum bid price of $4 per share, at least three market makers in its stock, and at least 300 round lot share-holders. In order to continue to be included on NASDAQ, a company must maintain $2,000,000 in net tangible assets and a $1,000,000 market value of its publicly-traded securities. In addition, continued inclusion requires two market-makers and a minimum bid price of $1.00 per share, as well as 300 round lot holders of the company's securities.

	The FINRA requirements for small-cap listings are more stringent than those for the OTC BB (Over the counter Bulletin Board) listings. Listing as an OTC BB stock requires the filing of a Form 211 by a brokerage firm. Stocks traded OTC BB are required to have audited financial statements.

	On October 7, 1998, the National Association of Securities Dealers,
Inc. ("NASD"), through its wholly-owned subsidiary, the Nasdaq Stock
Market, Inc. ("Nasdaq") submitted to the Securities and Exchange
Commission ("SEC" or "Commission"), pursuant to Section 19(b)(1) of the Securities Exchange Act of 1934 ("Exchange Act" or "Act") \1\ and Rule
19b-4 thereunder,\2\ proposed amendments to FINRA Rules 6530 and 6540 to limit quotations on the OTC Bulletin Board- ("OTCBB") to the securities of issuers that are current in their reports filed with the SEC or other regulatory authority, and to prohibit a member from quoting a security on the OTCBB unless the issuer has made current filings, respectively.
- - -------------------------------------------------------------------------
\1\ 15 U.S.C. 78s(b)(1).
\2\ 17 CFR 240.19b-4.
- - -------------------------------------------------------------------------
The OTCBB provides a real-time quotation medium that FINRA member firms can use to enter, update, and retrieve quotation information (including unpriced indications of interest) for equity securities traded over-the-
counter that are neither listed on Nasdaq nor on a primary national securities exchange. Eligible securities include national, regional, and foreign equity issues, warrants, units, Direct Participation Programs
("DPPs") \6\ and American Depositary Receipts ("ADRs") \7\ not listed on any other U.S. national securities market or exchange. Unlike Nasdaq or registered exchanges where individual companies apply for listing on the market--and must meet and maintain strict listing standards--there are no listing standards for the OTCBB, and there currently is no requirement that issuers of securities on the OTCBB make current, publicly-available reports with the SEC or other regulator. In fact, over half of the companies that are currently quoted on the OTCBB are not subject to any public reporting requirements.
- - -------------------------------------------------------------------------
\6\ DPP's are securities offerings that permit investors to directly participate in the cash flow and tax consequences of the underlying investments. DPPs provide for the ``flow through'' of tax results. Thus, gains and losses are taxed to the investor not the issuer of the security.
\7\ ADRs are receipts for shares of foreign corporations that are held by U.S. banks and bought and sold in the U.S. by investors, without utilizing overseas markets.
- - -------------------------------------------------------------------------
The proposed rule change was approved and ordered in an effort to balance the benefits that the transparency of the OTCBB provides with the public need for information about the issuers being quoted. The FINRA is concerned that where there is no public information available regarding a security, the broad-based automated display of quotations in that security creates an unjustified perception of reliability. While the FINRA realizes that the new rule may result in the lack of real-time quotations for those securities that become ineligible for the OTCBB, it believes that this loss is outweighted by the benefit to investors who would, under the proposed rule, have access to information about the companies in which they may invest. In addition, transactions in securities ineligible for the OTCBB are still subject to real-time last sale trade reporting. These reports are publicly disseminated through market data vendors on a real-time basis.
To remain eligible for quotation on the OTCBB, an issuer must remain current in its filings with the SEC or applicable regulatory authority. A member is required to inform the FINRA of the issuer's reporting schedule.
Once an issuer is delinquent in filing a required report (e.g., Form 10-K, Form 10-Q, Form 20-F, Insurance Company Annual Statement, or call report), a security of the issuer may continue to be quoted on the OTCBB for a 30 or 60 calendar day grace period from the due date of the report, depending on the type of issuer. After the grace period, quotations in the security of the delinquent issuer are not permitted on the OTCBB.
The Commission believes that the Amendments are consistent with Section 15A of the Act as it will protect investors and the public interest by requiring issuers listed on the OTCBB to file reports containing current financial information with the Commission or appropriate regulatory agency. Specifically, the Commission believes the proposal is consistent with the requirements of
Section 15A(b)(6) and (11) of the Act.\16\ Section 15A(b)(6) requires, among other things, that the association's rules be designed to prevent fraudulent and manipulative acts and practices, to promote just and equitable principles of trade, to remove impediments to and perfect the mechanism of a free and open market and a national market system, and, in general, to protect investors and the public interest.\17\ Section 15A(b)(11) requires that the rules of the association be designed to produce fair and informative quotations, to prevent fictitious or misleading quotations, and to promote orderly procedures for collecting, distributing, and publishing quotations.\18\
- - ------------------------------------------------------------------------
\15\ 15 U.S.C. 78o-3.
\16\ 15 U.S.C. 78o-3(b)(6) and (11).
\17\ 15 U.S.C. 78o-3(b)(6).
\18\ 15 U.S.C. 78o-3(b)(11).
- - ------------------------------------------------------------------------
Market makers will not be permitted to quote OTCBB traded securities unless the issuer has made current filings with the appropriate regulatory agency.
The filing requirement ensures that companies trading on the OTCBB market will have current, public information that investors can access, from the appropriate regulatory agency, when considering whether to invest in an OTCBB traded security. Rule 6530 should provide investors in OTCBB securities with more information on which to base investment decisions. The Commission also believes that limiting quotations on the OTCBB to the securities of issuers that report to the SEC or applicable regulatory authority may help to reduce fraud and manipulation. As a result of the reporting requirement, financial data onissuers is available and issuers that provide false or misleading informationin their required filings are subject to liability for making those statements.\19\ The Commission finds that Rule 6530 is consistent with the Act because itwill protect investors and the public interest.\20\
- - --------------------------------------------------------------------------
\19\ See, e.g., SEC v. Savoy Industries, Inc., 587 F.2d 1149 (D.C. Cir. 1978), cert denied, 440 U.S. 913 (1979); Exchange Act Rule 10b-5, 17 CFR 240.10b-5. \20\ 15 U.S.C. 78o-3(b)(6).
- - --------------------------------------------------------------------------

     Management intends to strongly consider undertaking a transaction with any merger or acquisition candidate which will allow the Company's securities to be traded without the aforesaid limitations. However, there can be no assurances that, upon a successful merger or acquisition, the Company will qualify its securities for listing on NASDAQ or some other national exchange, or be able to maintain the maintenance criteria necessary to insure continued listing. The failure of the Company to qualify its securities or to meet the relevant maintenance criteria after such qualification in the future may result in the discontinuance of the inclusion of the Company's securities on a national exchange. In such events, trading, if any, in the Company's securities may then continue in the non-NASDAQ over-the-counter market. As a result, a shareholder may find it more difficult to dispose of, or to obtain accurate quotations as to the market value of, the Company's securities.


     (b)  HOLDERS.  There are twenty (20) holders of the Company's
Common Stock. Prior to the date of this Registration Statement, the Company issued to its officer and director a total of 400,000 shares of Common
Stock for a total services valued at $400. The Company anticipates that certain potential acquisition or merger candidates might satisfy the NASDAQ SmallCap requirements, but would need at least one hundred (100) round-lot holders of their common stock.


Certificates evidencing the Common Stock issued by the Company to these persons have all been stamped with a restrictive legend, and are subject to stop transfer orders by the Company. For additional information concerning restrictions that are imposed upon the securities held by current stockholders, and the responsibilities of such stockholders to comply with federal securities laws in the disposition of such Common Stock.

The Company has taken the following action to ensure that a public re-distribution of the Shares does not take place:

(i) a "restrictive" legend will be placed on each stock certificate issued to stockholders;

(ii) "stop transfer" order instructions will be placed on each stock certificate issued;

(iii) stockholders have been placed on notice that their securities will need to be sold in compliance with Rule 144 of the Act, and may not be transferred otherwise;

(iv) disclosure has been set forth throughout the Form 10 describing the above restrictions.

Redistribution - Rule 144

     Rule 144 of the Securities Act lists criteria under which restricted securities and securities held by affiliates or control persons may be resold without registration. The rule prevents the creation of public markets in securities when the issuers have not made adequate current information available to the public. Preliminary Note to Securities Act Rule 144. The requirements of Rule 144(b) through (i) include provisions that:

     1) current public information be available regarding the issuer of the securities;

     2) at least one year elapse between the time the securities are acquired from an issuer or affiliate and the date the securities are resold under the rule;

     3) the amount of securities able to be sold is limited, depending on whether the sale is by an affiliate or not;

     4) the securities be sold in brokers' transactions or with a market maker;

     5) Commission Form 144 be filed depending on the size of the transaction; and

     6) the person filing the form has a bona fide intention to sell the securities within a reasonable time.

State Exemptions Following the Section 4(2) Exemption:

A number of states exempt from their registration requirements offers and sales exempt from federal registration by reason of Section 4(2) of the Securities Act. That provision provides an exemption for transactions not involving a public offering and constitutes the issuer private placement exemption. The exemption may explicitly refer to Section 4(2) of the Securities Act or may exempt non-public offerings. Of course, those jurisdictions without general securities registration requirements, including Colorado, District of Columbia, New York, and Nevada may also rely on the Section 4(2) exemption.



     (c) DIVIDENDS. The Registrant has not paid any dividends to date, and has no plans to do so in the immediate future.




ITEM III. CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS

     Not applicable.


ITEM 10. RECENT SALES OF UNREGISTERED SECURITIES

     Since May 7, 2001 (the date of the Company's formation), the Company has sold its Common Stock to the persons listed in the table below in transactions summarized as follows:


Name                 Date of    Shares      Aggregate     Purchase
                     Sale                   Purchase      Price
                                            Price         per Share



Gerard Werner         6/15/03     400,000     $400(1)      $0.001


(1) Consideration consisted of pre-incorporation consulting services rendered to the Registrant related to investigating and developing the Registrant's proposed business plan and capital structure and completing the organization and incorporation of the Registrant.

     With respect to the sales made, the Registrant relied on Section 4(2) of the Securities Act of 1933, as amended. No advertising or general solicitation was employed in offering the shares. The securities were offered for investment only and not for the purpose of resale or distribution, and the transfer thereof was appropriately restricted.

     In general, under Rule 144, a person (or persons whose shares are aggregated) who has satisfied a one year holding period, under certain circumstances, may sell within any three-month period a number of shares which does not exceed the greater of one percent of the then outstanding Common Stock or the average weekly trading volume during the four calendar weeks prior to such sale. Rule 144 also permits, under certain circumstances, the sale of shares without any quantity limitation by a person who has satisfied a two-year holding period and who is not, and has not been for the preceding three months, an affiliate of the Company.

     Each of the sales listed above was made either for cash or for services. Sales for which the consideration was services were made in reliance upon the exemption from registration provided by Rule 701 adopted pursuant to Section 3(b) of the Securities Act of 1933. Sales for which the consideration was cash were made in reliance upon the exemption from registration offered by Section 4(2) of the Securities Act of 1933. Based upon the Preincorporation Consultation and Subscription Agreement executed by the persons who acquired shares for services, and the Subscription Agreement and Investment Representations executed by persons who acquired shares for cash, and based upon the pre-existing relationship between the cash subscribers and the Company's sole officer and director, the Company had reasonable grounds to believe immediately prior to making an offer to the private investors, and did in fact believe, when such subscriptions were accepted, that such purchasers (1) were purchasing for investment and not with a view to distribution, and (2) had such knowledge and experience in financial and business matters that they were capable of evaluating the merits and risks of their investment and were able to bear those risks. The purchasers had access to pertinent information enabling them to ask informed questions. The shares were issued without the benefit of registration. An appropriate restrictive legend is imprinted upon each of the certificates representing such shares, and stop-transfer instructions have been entered in the Company's transfer records. All such sales were effected without the aid of underwriters, and no sales commissions were paid.

ITEM 11.  DESCRIPTION OF SECURITIES TO BE REGISTERED
Common Stock
      The Company is authorized to issue 50 million shares of common stock, no par value, of which 2,000,000 shares are issued and outstanding as of September 30, 2010. All shares of common stock have equal rights and privileges with respect to voting, liquidation and dividend rights. Each share of common stock entitles the holder thereof to

      (i) one non-cumulative vote for each share held of record on all matters submitted to a vote of the stockholders;
      (ii) to participate equally and to receive any and all such dividends as may be declared by the Board of Directors out of funds legally available therefore; and
      (iii) to participate pro rata in any distribution of assets available for distribution upon liquidation of the Company.

      Stockholders of the Company have no preemptive rights to acquire additional shares of common stock or any other securities. The common stock is not subject to redemption and carries no subscription or conversion rights. All outstanding shares of common stock are fully paid and non-assessable.


Preferred Stock

     The Company's Articles of Incorporation authorize the issu-ance of 10,000,000 shares of preferred stock. The Board of Directors of the Company is authorized to issue the preferred stock from time to time in series and is further authorized to establish such series, to fix and determine the variations in the relative rights and preferences as between series, to fix voting rights, if any, for each series, and to allow for the conversion of preferred stock into Common Stock. No preferred stock has been issued by the Company. The Company anti-cipates that preferred stock may be utilized in making acquisitions.

Transfer Agent

     The Company is currently serving as its own transfer agent, and plans to continue to serve in that capacity until such time as management believes it is necessary or appropriate to employ an independent transfer agent in order to facilitate the creation of a public trading market for the Company's securities. Since the Company does not currently expect any public market to develop for its securities until after it has completed a business combination, it does not currently anticipate that it will seek to employ an independent transfer agent until it has completed such a transaction.

Reports to Stockholders

     The Company plans to furnish its stockholders with an annual report for each fiscal year containing financial statements audited by its independent certified public accountants. In the event the Company enters into a business combination with another company, it is the present intention of management to continue furnishing annual reports to stockholders. Additionally, the Company may, in its sole discretion, issue unaudited quarterly or other interim reports to its stockholders when it deems appropriate. The Company intends to comply with the periodic reporting requirements of the Securities Exchange Act of 1934 for so long as it is subject to those requirements.


ITEM 12. INDEMNIFICATION OF DIRECTORS AND OFFICERS

     Section 607.0850 of the Florida Business Corporation Act provides that any director or officer of a Florida corporation may be indemnified against judgments, penalties, fines, settlements and reasonable expenses actually incurred by him in connection with or in defending any action, suit or proceeding in which he is a party by reason of his position, so long as it shall be determined that he conducted himself in good faith and that he reasonably believed that his conduct was in the corporation's best interest. If a director or officer is wholly successful, on the merits or otherwise, in connection with such proceeding, such indemnification is mandatory.

     The Company's articles of incorporation and bylaws contain provisions which provide, among other things, that the Company shall indemnify certain persons, including officers and directors, against judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with any action, suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interest of the Company, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. As to any action brought by or in the right of the Company, such indemnification is limited to expenses (including attorney's fees) actually and reasonably incurred in connection with the defense or settlement of the case, and shall not be made, absent court approval, if it was determined that such person was liable for negligence or misconduct in the performance of his duty to the Company.

     The Articles of Incorporation and the Bylaws of the Company, filed as Exhibits 3.1 and 3.2, respectively, provide that the Company will indemnify its officers and directors for costs and expenses incurred in connection with the defense of actions, suits, or proceedings where the officer or director acted in good faith and in a manner he reasonably believed to be in the Company's best interest and is a party by reason of his status as an officer or director, absent a finding of negligence or misconduct in the performance of duty.


ITEM 13.   FINANCIAL STATEMENTS AND SUPPLEMENTARY DATA.


                    Kohler Capital III, Corporation
                      (A Development Stage Company)
          September 30, 2010 Financial Statements (unaudited)




                          Kohler Capital III Corp.
                       (A Development Stage Company)
                               Balance Sheet
                                (Unaudited)

	                                                   September 30,
	                                                   2010


ASSETS
Current assets:

Total current assets                                                          $-


LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:

Total current liabilities                                                     $-
	-

Stockholders' equity:
Preferred stock, no par value, 10,000,000 shares authorized;
  no shares issued and outstanding

Common stock, no par value, 50,000,000 shares authorized;
  2,000,000 shares issued and outstanding	                           2,000
Additional paid-in capital                                                13,000
(Deficit) accumulated during the development stage                       (15,000)

Total stockholders' equity                                                     -

TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY                                    $-


See the accompanying notes to the financial statements.


                                         Kohler Capital III Corp.
                                     (A Development Stage Company)
                                        Statements of Operations
                                               (Unaudited)

                                                                                        For the
                                                                                        Period From
                                                                                        May 7, 2001
                                                                                        (Inception)
                                                      Three Months ended                Through
                                                         September 30,                  September 30,
                                                        2010       2009                 2010

Revenue                                                       $-              $-                  $-

Costs and expenses:
  General and administrative                               3,750             250              15,000

Total costs and expenses                                   3,750             250              15,000

Net loss                                                 $(3,750)          $(250)           $(15,000)

Per share information - basic and diluted:
  Loss per common share                                   $(0.00)          $(0.00)


Weighted average common shares outstanding              2,000,000         2,000,000


See the accompanying notes to the financial statements.


                                                                 Kohler Capital III Corp.
                                                             (A Development Stage Company)
                                                    Statements of Changes in Stockholders' Equity
                                                Period From Inception (May 7, 2001) to June 30, 2010

                                                                                               Deficit
                                                                                               Accumulated
                                                                                 Additional    During the
                                               Common         Stock              Paid-in       Development
                                               Shares         Par Value          Capital       Stage             Total
Common stock issued to founders
at $.001 per share                              1,600,000         $1,600                $-             $-           $1,600
Contributed services                                    -              -               250              -              250
Net loss                                                -              -                 -         (1,850)          (1,850)

Balance - June 30, 2001                         1,600,000          1,600               250         (1,850)               -
Contributed services                                    -              -             1,000              -            1,000
Net loss                                                -              -                 -         (1,000)          (1,000)

Balance - June 30, 2002                         1,600,000          1,600             1,250         (2,850)               -
Contributed services                                    -              -             1,000              -            1,000
Common shares issued for services
at $.001 per share                                400,000            400                 -              -              400
Net loss                                                -              -                 -         (1,400)          (1,400)

Balance - June 30, 2003                         2,000,000          2,000             2,250         (4,250)               -
Contributed services                                    -              -             1,000              -            1,000
Net loss                                                -              -                 -         (1,000)          (1,000)

Balance - June 30, 2004                         2,000,000          2,000             3,250         (5,250)               -
Contributed services                                    -              -             1,000              -            1,000
Net loss                                                -              -                 -         (1,000)          (1,000)

Balance - June 30, 2005                         2,000,000          2,000             4,250         (6,250)               -
Contributed services                                    -              -             1,000              -            1,000
Net loss                                                -              -                 -         (1,000)          (1,000)

Balance - June 30, 2006                         2,000,000          2,000             5,250         (7,250)               -
Contributed services                                    -              -             1,000              -            1,000
Net loss                                                -              -                 -         (1,000)          (1,000)

Balance - June 30, 2007                         2,000,000          2,000             6,250         (8,250)               -
Contributed services                                    -              -             1,000              -            1,000
Net loss                                                -              -                 -         (1,000)          (1,000)

Balance - June 30, 2008                         2,000,000          2,000             7,250         (9,250)               -
Contributed services                                    -              -             1,000              -            1,000
Net loss                                                -              -                 -         (1,000)          (1,000)

Balance - June 30, 2009                         2,000,000          2,000             8,250        (10,250)               -
Contributed services                                    -              -             1,000              -            1,000
Net loss                                                -              -                 -         (1,000)          (1,000)

Balance - June 30, 2010                         2,000,000          2,000             9,250        (11,250)               -
Contributed services                                    -              -               250              -              250
Contributed costs                                       -              -             3,500              -            3,500
Net loss                                                -              -                 -         (3,750)          (3,750)

Balance-September 30, 2010 (Unaudited)          2,000,000         $2,000           $13,000       $(15,000)              $-

See the accompanying notes to the financial statements.


                                               Kohler Capital III Corp.
                                            (A Development Stage Company)
                                               Statements of Cash Flows
                                                     (Unaudited)


                                                                                                                    For the
                                                                                                                    Period From
                                                                                                                    May 7, 2001
                                                                                                                   (Inception)
                                                                     Three Months ended September 30,               Through
                                                                                                                    September 30,
                                                                        2010                 2009                   2010

Cash flows from operating activities:
 Net loss                                                                 $(3,750)              $(250)              $(15,000)
  Adjustments to reconcile net loss to net
  cash used in operating activities:
   Common shares issued for services                                            -                   -                  2,000
   Contributed services and costs                                           3,750                 250                 13,000

Net cash proviced by (used in) operating activities                             -                   -                      -

Cash flows from investing activities:

Net cash provided by (used in) investing activities                             -                   -                      -

Cash flows from financing activities:

Net cash provided by (used in) financing activities                             -                   -                      -

Net increase (decrease) in cash                                                 -                   -                      -
Cash - beginning of period                                                      -                   -                      -

Cash - end of period                                                           $-                  $-                     $-


Supplemental Cash Flow Information:
Cash paid for interest                                                         $-                  $-                     $-
Cash paid for income taxes                                                     $-                  $-                     $-



See the accompanying notes to the financial statements.



                                    Kohler Capital III Corp
                                 Notes to Financial Statements
                                      September 30, 2010
                                           (Unaudited)





(1)	Basis Of Presentation

The accompanying unaudited condensed consolidated financial statements have been prepared in accordance with generally accepted accounting principles (GAAP) for interim financial information and Rule 8.03 of Regulation SX. They do not include all of the information and footnotes required by GAAP for complete financial statements. In the opinion of management, all adjustments (consisting only of normal recurring adjustments) considered necessary for a fair presentation have been included.

The results of operations for the periods presented are not necessarily indicative of the results to be expected for the full year. For further information, refer to the consolidated financial statements of the Company as of and for the period from inception to June 30, 2010, including notes thereto.

(2)	Earnings Per Share

The Company calculates net income (loss) per share as required by Financial Accounting Standards Board ("FASB") Accounting Standards Codification ("ASC") 260, "Earnings per Share." Basic earnings (loss) per share is calculated by dividing net income (loss) by the weighted average number of common shares outstanding for the period. Diluted earnings (loss) per share is calculated by dividing net income (loss) by the weighted average number of common shares and dilutive common stock equivalents outstanding. During periods when anti-dilutive common stock equivalents are not considered in the computation.

(3)	Basis of Reporting

The Company's financial statements are presented on a going concern basis, which contemplates the realization of assets and satisfaction of liabilities in the normal course of business.

The Company has experienced a loss from operations as a result of its investment necessary to achieve its operating plan, which is long-range in nature. The Company incurred net losses from inception to September 30, 2010, aggregating $15,000, has no revenue generating operations and is in the development stage.

The Company's ability to continue as a going concern is contingent upon its ability to secure additional financing, increase ownership equity and develop profitable operations. In addition, the Company's ability to continue as a going concern must be considered in light of the problems, expenses and complications frequently encountered by entrance into established markets and the competitive environment in which the Company operates.

The Company is pursuing financing for its operations and seeking additional private investments. In addition, the Company is seeking to find a merger candidate. Failure to secure such financing or to raise additional equity capital or to locate a merger candidate may result in the Company having to discontinue its operations.

The financial statements do not include any adjustments to reflect the possible future effects on the recoverability and classification of assets or the amounts and classification of liabilities that may result from the possible inability of the Company to continue as a going concern.

(4)       Stockholders' Equity

During August 2010 an affiliate of the Company contributed $3,500 to the capital of the Company in the form of a direct cash payment for professional services.








Kohler Capital III, Corporation

Table of Contents


Report of Independent Auditors

Balance Sheet

Statements of Operations

Statements of Stockholders' Equity

Statements of Cash Flows

Notes to Financial Statements





REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Shareholders and Board of Directors
Kohler Capital III Corp.
(A Development Stage Company)

We have audited the accompanying balance sheets of Kohler
Capital III Corp. (a development stage Company) as of June 30, 2010, and 2009, and the related consolidated statements of operations, stockholders' equity, and cash flows for the years then ended, and the period from inception (May 7, 2001) to June 30, 2010. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting.
Our audits included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company's internal control over financial reporting. Accordingly, we express no such opinion. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing, the accounting principles used and significant estimates by management, as well as evaluating the overall financial statement presentation.
We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Kohler Capital III Corp.
as of June 30, 2010 and 2009, and the results of its operations, and its cash flows for the years then ended and the period from inception (May 7, 2001) to June 30, 2010, in conformity with accounting principles generally accepted in the United States of America.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 2 to the financial statements, the Company has incurred significant losses from operations and has working capital and stockholder deficiencies. These factors raise substantial doubt about the Company's ability to continue as a going concern. Management's plans in regard to this matter are also discussed in Note 2. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

Kingery & Crouse PA
Tampa, Florida
August 18, 2010




                                KOHLER CAPITAL III, CORPORATION
                                 (A DEVELOPMENT STAGE COMPANY)
                                        BALANCE SHEETS





                                                                JUNE 30, 2010                   JUNE 30, 2009

ASSETS

Current assets

Total current assets                                             $  -                             $ -



LIABILITIES AND
STOCKHOLDERS' EQUITY
Current liabilities

Total current liabilities                                        $ -                              $ -

Stockholders' Equity

  Preferred Stock, no par value,
10,000 shares authorized, none
issued and outstanding
  Common Stock, no par value,
50,000,000 shares authorized,
2,000,000 shares issued and outstanding                           2,000                          2,000
  Additional paid in capital                                      9,250                          8,250
  (Deficit) accumulated
during the development stage                                    (11,250)                       (10,250)

Total stockholders' equity                                            -                              -

TOTAL LIABILITIES AND
STOCKHIOLDERS' EQUITY                                               $ -                            $ -


See the accompanying notes to the financial statements.



                                  Kohler Capital III Corp.
                                (A Development Stage Company)
                                  Statements of Operations




                                                                                                For the
                                                                                                Period From
                                                                                                May 7, 2001
                                                                                                (Inception)
                                                     Year Ended           Year Ended            Through
                                                     June 30,             June 30,              June 30,
                                                     2010                 2009                  2010


Revenue                                                  $ -                  $ -                     $ -

Costs and expenses:
  General and administrative                            1,000                1,000                  11,250

Total costs and expenses                                1,000                1,000                  11,250

Net loss                                              $(1,000)             $(1,000)               $(11,250)

Per share information - basic and diluted:
  Loss per common share                                $(0.00)              $(0.00)


Weighted average common shares outstanding            2,000,000            2,000,000



See the accompanying notes to the financial statements.








                                             Kohler Capital III Corp.
                                          (A Development Stage Company)
                                  Statements of Changes in Stockholders' Equity
                              Period From Inception (May 7, 2001) to June 30, 2010


                                                                                                 Deficit
                                                                                                 Accumulated
                                                                              Additional         During the
                                                   Common       Stock         Paid-in            Development
                                                   Shares       Par Value     Capital            Stage                 Total

Common stock issued to founders
at $.001 per share                                 1,600,000     $1,600            $ -                 $ -               $1,600
Contributed services                                       -          -            250                   -                  250
Net loss                                                   -          -              -              (1,850)              (1,850)

Balance - June 30, 2001                            1,600,000      1,600            250              (1,850)                   -
Contributed services                                       -          -          1,000                   -                1,000
Net loss                                                   - 	      -              -              (1,000)              (1,000)

Balance - June 30, 2002                            1,600,000      1,600          1,250              (2,850)                   -
Contributed services                                       -          -          1,000                   -                1,000
Common shares issued for
services at $.001 per share                          400,000        400              -                   -                  400
Net loss                                                   -          -              -              (1,400)              (1,400)

Balance - June 30, 2003                            2,000,000      2,000          2,250              (4,250)                   -
Contributed services                                       -          -          1,000                   -                1,000
Net loss                                                   -          -              -              (1,000)              (1,000)

Balance - June 30, 2004                            2,000,000      2,000          3,250              (5,250)                   -
Contributed services                                       -          -          1,000                   -                1,000
Net loss                                                   -          -              -              (1,000)              (1,000)

Balance - June 30, 2005                            2,000,000      2,000          4,250              (6,250)                   -
Contributed services                                       -          -          1,000                   -                1,000
Net loss                                                   -          -              -              (1,000)              (1,000)

Balance - June 30, 2006                            2,000,000      2,000          5,250              (7,250)                   -
Contributed services                                       -          -          1,000                   -                1,000
Net loss                                                   - 	      -              -              (1,000)              (1,000)

Balance - June 30, 2007                            2,000,000      2,000          6,250              (8,250)                   -
Contributed services                                       -          -          1,000                   -                1,000
Net loss                                                   -          -              -              (1,000)              (1,000)

Balance - June 30, 2008                            2,000,000      2,000          7,250              (9,250)                   -
Contributed services                                       -          -          1,000                   -                1,000
Net loss                                                   -          -              -              (1,000)              (1,000)

Balance - June 30, 2009                            2,000,000      2,000          8,250             (10,250)                   -
Contributed services                                       -          -          1,000                   -                1,000
Net loss                                                   -          -              -              (1,000)              (1,000)

Balance - June 30, 2010                            2,000,000     $2,000         $9,250            $(11,250)               $   -


See the accompanying notes to the financial statements.


                                 Kohler Capital III Corp.
                             (A Development Stage Company)
                                Statements of Cash Flows

                                                                                                        For the
                                                                                                        Period From
                                                                                                        May 7, 2001
                                                                                                        (Inception)
                                                               Year Ended         Year Ended            Through
                                                               June 30,           June 30,              June 30,
                                                               2010               2009                  2010

Cash flows from operating activities:
 Net loss                                                        $(1,000)	    $(1,000)              $(11,250)
  Adjustments to reconcile net loss to net
  cash used in operating activities:
   Common shares issued for services                                   -                  -                  2,000
   Contributed services                                            1,000              1,000                  9,250

Net cash proviced by (used in) operating activities                    -                  -                      -

Cash flows from investing activities:

Net cash provided by (used in) investing activities                    -                  -                      -

Cash flows from financing activities:

Net cash provided by (used in) financing activities                    -                  -                      -

Net increase (decrease) in cash                                        -                  -                      -
Cash - beginning of period                                             -                  -                      -

Cash - end of period                                               $   -              $   -                  $   -


Supplemental Cash Flow Information:
Cash paid for interest                                             $   -              $   -                  $   -
Cash paid for income taxes                                         $   -              $   -                  $   -



See the accompanying notes to the financial statements.










                   Kohler Capital III Corp.
                 A Development Stage Company
                Notes to Financial Statements
                   June 30, 2010 and 2009

Note 1. Organization and Significant Accounting Policies.

Kohler Capital III Corp. (the Company) was incorporated under the laws of the State of Florida on May 7, 2001. The Company is a business development Company with no significant operations. The Company is in the development stage.

Revenue Recognition

In general, the Company records revenue when persuasive evidence of an arrangement exists, services have been rendered or product delivery has occurred, the sales price to the customer is fixed or determinable, and collectability is reasonably assured. The following policies reflect specific criteria for the various revenues streams of the Company:

Revenue is recognized at the time the product is delivered or the service is performed. Provision for sales returns will be estimated based on the Company's historical return experience.

Deferred revenue is recorded for amounts received in advance of the time at which services are performed and included in revenue at the completion of the related services.

Cash

For purposes of the statement of cash flows, the Company considers all highly liquid debt instruments purchased with a maturity of three months or less to be cash equivalents.

Intangible Assets and Long Lived Assets

The Company makes reviews for the impairment of long-lived assets and certain identifiable intangibles whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. An impairment loss would be recognized when estimated future cash flows expected to result from the use of the asset and its eventual disposition is less than its carrying amount.

Estimates

The preparation of the Company's financial statements requires management to make estimates and assumptions that affect the amounts reported in the financial statements and accompanying notes. Actual results could differ from these estimates.

Fair value of financial instruments

The Company's short-term financial instruments consist of cash. The carrying amounts of the financial instruments approximate fair value because of their short-term maturities. The Company does not hold or issue financial instruments for trading purposes nor does it hold or issue interest rate or leveraged derivative financial instruments.

Income Taxes

The Company follows ASC 740 Income Taxes for recording the provision for income taxes. Deferred tax assets and liabilities are computed based upon the difference between the financial statement and income tax basis of assets and liabilities using the enacted marginal tax rate applicable when the related asset or liability is expected to be realized or settled. Deferred income tax expenses or benefits are based on the changes in the asset or liability each period. If available evidence suggests that it is more likely than not that some portion or all of the deferred tax assets will not be realized, a valuation allowance is required to reduce the deferred tax assets to the amount that is more likely than not to be realized. Future changes in such valuation allowance are included in the provision for deferred income taxes in the period of change.

All tax periods from inception remain open to examination by taxing authorities.

Stock-Based Compensation

The Company accounts for stock based compensation in accordance with ASC 718 Stock Compensation. This Statement requires that the cost resulting from all share-based transactions be recorded in the financial statements. The Statement establishes fair value as the measurement objective in accounting for share-based payment arrangements and requires all entities to apply a fair-value-based measurement in accounting for share-based payment transactions with employees. The Statement also establishes fair value as the measurement objective for transactions in which an entity acquires goods or services from non-employees in share-based payment transactions.

Net Income (Loss) Per Common Share

Basic earnings (loss) per share are calculated by dividing net income (loss) by the weighted average number of common shares outstanding for the period. Diluted earnings (loss) per share is calculated by dividing net income (loss) by the weighted average number of common shares and dilutive common stock equivalents outstanding. During periods in which the Company incurs losses common stock equivalents, if any, are not considered, as their effect would be anti dilutive.

Recent Pronouncements

Accounting Standards Codification

In June 2009, the FASB issued Statement of Financial Accounting Standards
(SFAS) No. 168, The FASB Accounting Standards Codification and the Hierarchy of Generally Accepted Accounting Principles (the Codification). This standard replaces SFAS No. 162, The Hierarchy of Generally Accepted Accounting Principles, and establishes only two levels of U.S. generally accepted accounting principles (GAAP), authoritative and nonauthoritative. The FASB ASC has become the source of authoritative, nongovernmental GAAP, except for rules and interpretive releases of the SEC, which are sources of authoritative GAAP for SEC registrants. All other nongrandfathered, non-SEC accounting literature not included in the Codification will become nonauthoritative. This standard is effective for financial statements for interim or annual reporting periods ending after September 15, 2009. The adoption of the Codification changed the Company's references to GAAP accounting standards but did not impact the Company's results of operations, financial position or liquidity.

Participating Securities Granted in Share-Based Transactions

Effective January 1, 2009, the Company adopted a new accounting standard included in ASC 260, Earnings Per Share (formerly FASB Staff Position (FSP) Emerging Issues Task Force (EITF) 03-6-1, Determining Whether Instruments Granted in Share-Based Payment Transactions Are Participating Securities). The new guidance clarifies that non-vested share-based payment awards that entitle their holders to receive nonforfeitable dividends or dividend equivalents before vesting should be considered participating securities and included in basic earnings per share. The Company's adoption of the new accounting standard did not have a material effect on previously issued or current earnings per share.

Business Combinations and Noncontrolling Interests

Effective January 1, 2009, the Company adopted a new accounting standard included in ASC 805, Business Combinations (formerly SFAS No. 141(R), Business Combinations). The new standard applies to all transactions or other events in which an entity obtains control of one or more businesses. Additionally, the new standard requires the acquiring entity in a business combination to recognize all (and only) the assets acquired and liabilities assumed in the transaction; establishes the acquisition-date fair value as the measurement date for all assets acquired and liabilities assumed; and requires the acquirer to disclose additional information needed to evaluate and understand the nature and financial effect of the business combination. The Companyss adoption of the new accounting standard did not have a material effect on the Company's consolidated financial statements.

Effective January 1, 2009, the Company adopted a new accounting standard included in ASC 810, Consolidations (formerly SFAS 160, Noncontrolling Interests in Consolidated Financial Statements). The new accounting standard establishes accounting and reporting standards for the noncontrolling interest (or minority interests) in a subsidiary and for the deconsolidation of a subsidiary by requiring all noncontrolling interests in subsidiaries be reported in the same way, as equity in the consolidated financial statements. As such, this guidance has eliminated the diversity in accounting for transactions between an entity and noncontrolling interests by requiring they be treated as equity transactions. The Company's adoption of this new accounting standard did not have a material effect on the Company's consolidated financial statements.

Fair Value Measurement and Disclosure

Effective January 1, 2009, the Company adopted a new accounting standard included in ASC 820, Fair Value Measurements and Disclosures (ASC 820) (formerly FASB FSP No 157-2, Effective Date of FASB Statement No. 157), which delayed the effective date for disclosing all non-financial assets and non-financial liabilities, except for items that are recognized or disclosed at fair value on a recurring basis (at least annually). This standard did not have a material impact on the Company's consolidated financial statements.

In April 2009, the FASB issued new guidance for determining when a transaction is not orderly and for estimating fair value when there has been a significant decrease in the volume and level of activity for an asset or liability. The new guidance, which is now part of ASC 820 (formerly FSP 157-4, Determining Fair Value When the Volume and Level of Activity for the Asset or Liability Have Significantly Decreased and Identifying Transactions That Are Not Orderly), requires disclosure of the inputs and valuation techniques used, as well as any changes in valuation techniques and inputs used during the period, to measure fair value in interim and annual periods. In addition, the presentation of the fair value hierarchy is required to be presented by major security type as described in ASC 320, Investments - Debt and Equity Securities. The provisions of the new standard were effective for interim periods ending after June 15, 2009. The adoption of the new standard on April 1, 2009 did not have a material on the Company's consolidated financial statements.

In April 2009, the Company adopted a new accounting standard included in ASC 820, (formerly FSP 107-1 and Accounting Principles Board (APB) 28-1, Interim Disclosures about Fair Value of Financial Instruments). The new standard requires disclosures of the fair value of financial instruments for interim reporting periods of publicly traded companies in addition to the annual disclosure required at year-end. The provisions of the new standard were effective for the interim periods ending after June 15, 2009. The Company's adoption of this new accounting standard did not have a material effect on the Company's consolidated financial statements.

In August 2009, the FASB issued new guidance relating to the accounting for the fair value measurement of liabilities. The new guidance, which is now part of ASC 820, provides clarification that in certain circumstances in which a quoted price in an active market for the identical liability is not available, a company is required to measure fair value using one or more of the following valuation techniques: the quoted price of the identical liability when traded as an asset, the quoted prices for similar liabilities or similar liabilities when traded as assets, or another valuation technique that is consistent with the principles of fair value measurements. The new guidance clarifies that a company is not required to include an adjustment for restrictions that prevent the transfer of the liability and if an adjustment is applied to the quoted price used in a valuation technique, the result is a Level 2 or 3 fair value measurement. The new guidance is effective for interim and annual periods beginning after August 27, 2009. The Company's adoption of the new guidance did not have a material effect on the Company's consolidated financial statements.

Derivative Instruments and Hedging Activities

Effective January 1, 2009, the Company adopted a new accounting standard included in ASC 815, Derivatives and Hedging (SFAS No. 161, Disclosures about Derivative Instruments and Hedging Activities, an amendment of SFAS No.133). The new accounting standard requires enhanced disclosures about an entity's derivative and hedging activities and is effective for fiscal years and interim periods beginning after November 15, 2008. Since the new accounting standard only required additional disclosure, the adoption did not impact the Company's consolidated financial statements.

Other-Than-Temporary Impairments

In April 2009, the FASB issued new guidance for the accounting for other-than-temporary impairments. Under the new guidance, which is part of ASC 320, Investments Debt and Equity Securities (formerly FSP 115-2 and 124-2, Recognition and Presentation of Other-Than-Temporary Impairments), and other-than-temporary impairment is recognized when an entity has the intent to sell a debt security or when it is more likely than not that an entity will be required to sell the debt security before its anticipated recovery in value. The new guidance does not amend existing recognition and measurement guidance related to other-than-temporary impairments of equity securities and is effective for interim and annual reporting periods ending after June 15, 2009. The Company's adoption of the new guidance did not have a material effect on the Company's consolidated financial statements.

Subsequent Events

In May 2009, the FASB issued new guidance for subsequent events. The new guidance, which is part of ASC 855, Subsequent Events (formerly SFAS No. 165, Subsequent Events) is intended to establish general standards of accounting for and disclosure of events that occur after the balance sheet date but before financial statements are issued or are available to be issued. Specifically, this guidance sets forth the period after the balance sheet date during which management of a reporting entity should evaluate events or transactions that may occur for potential recognition or disclosure in the financial statements, the circumstances under which an entity should recognize events or transactions occurring after the balance sheet date in its financial statements, and the disclosures that an entity should make about events or transactions that occurred after the balance sheet date. The new guidance is effective for fiscal years and interim periods ended after June 15, 2009 and will be applied prospectively. The Company's adoption of the new guidance did not have a material effect on the Company's consolidated financial statements.

Accounting for the Transfers of Financial Assets

In June 2009, the FASB issued new guidance relating to the accounting for transfers of financial assets. The new guidance, which was issued as SFAS
No. 166, Accounting for Transfers of Financial Assets, an amendment to SFAS No. 140, was adopted into Codification in December 2009 through the issuance of Accounting Standards Updated (ASU) 2009-16. The new standard eliminates the concept of a qualifying special-purpose entity, changes the requirements for derecognizing financial assets, and requires additional disclosures in order to enhance information reported to users of financial statements by providing greater transparency about transfers of financial assets, including securitization transactions, and an entity's continuing involvement in and exposure to the risks related to transferred financial assets. The new guidance is effective for fiscal years beginning after November 15, 2009. The Company will adopt the new guidance in 2010 and is evaluating the impact it will have to the Company's consolidated financial statements.

Accounting for Variable Interest Entities

In June 2009, the FASB issued revised guidance on the accounting for variable interest entities. The revised guidance, which was issued as SFAS No. 167, Amending FASB Interpretation No. 46(R), was adopted into Codification in December 2009 through the issuance of ASU 2009-17. The revised guidance amends FASB Interpretation No. 46(R), Consolidation of Variable Interest Entities, in determining whether an enterprise has a controlling financial interest in a variable interest entity. This determination identifies the primary beneficiary of a variable interest entity as the enterprise that has both the power to direct the activities of a variable interest entity that most significantly impacts the entity's economic performance, and the obligation to absorb losses or the right to receive benefits of the entity that could potentially be significant to the variable interest entity. The revised guidance requires ongoing reassessments of whether an enterprise is the primary beneficiary and eliminates the quantitative approach previously required for determining the primary beneficiary. The Company does not expect that the provisions of the new guidance will have a material effect on its consolidated financial statements.

Revenue Recognition

In October 2009, the FASB issued ASU 2009-13, Multiple-Deliverable Revenue Arrangements. The new standard changes the requirements for establishing separate units of accounting in a multiple element arrangement and requires the allocation of arrangement consideration to each deliverable based on the relative selling price. The selling price for each deliverable is based on vendor-specific objective evidence (VSOE) if available, third-party evidence if VSOE is not available, or estimated selling price if neither VSOE or third-party evidence is available. ASU 2009-13 is effective for revenue arrangements entered into in fiscal years beginning on or after June 15, 2010. The Company does not expect that the provisions of the new guidance will have a material effect on its consolidated financial statements.

Fair Value Measurements

In January 2010, the FASB issued ASU No. 2010-06, Fair Value Measurements and Disclosures (ASC Topic 820) Improving Disclosures About Fair Value Measurements. The ASU requires new disclosures about transfers into and out of Levels 1 and 2 and separate disclosures about purchases, sales, issuances, and settlements relating to Level 3 measurements. It also clarifies existing fair value disclosures about the level of disaggregation and about inputs and valuation techniques used to measure fair value. The new disclosures and clarifications of existing disclosures are effective for the Company's third quarter of fiscal year 2010, except for the disclosures about purchases, sales, issuances, and settlements relating to Level 3 measurements, which are effective for the Company's first quarter of fiscal year 2012. Other than requiring additional disclosures, the adoption of this new guidance did not and will not have a material impact on the Company's consolidated financial statements.

Note 2. Basis of Reporting

The Company's financial statements are presented on a going concern basis, which contemplates the realization of assets and satisfaction of liabilities in the normal course of business.

The Company has experienced a loss from operations as a result of its investment necessary to achieve its operating plan, which is long-range in nature. The Company incurred net losses from inception to June 30, 2010, aggregating $11,250,has no revenue generating operations and is in the development stage.

The Company's ability to continue as a going concern is contingent upon its ability to secure additional financing, increase ownership equity and develop profitable operations. In addition, the Company's ability to continue as a going concern must be considered in light of the problems, expenses and complications frequently encountered by entrance into established markets and the competitive environment in which the Company operates.

The Company is pursuing financing for its operations and seeking additional private investments. In addition, the Company is seeking to find a merger candidate. Failure to secure such financing or to raise additional equity capital or to locate a merger candidate may result in the Company having to discontinue its operations.

The financial statements do not include any adjustments to reflect the possible future effects on the recoverability and classification of assets or the amounts and classification of liabilities that may result from the possible inability of the Company to continue as a going concern.

Note 3. Stockholders' Equity

During the year ended June 30, 2001, the Company issued 1,600,000 shares of common stock to its founders at $0.001 per share for services.

During the year ended June 30, 2003, the Company issued 400,000 shares of common stock for services at $0.001 per share.

During the years ended June 30, 2010, and 2009, and the period from inception to June 30, 2010, affiliates of the Company contributed services with a fair value of $1,000, $1,000 and $9,250 to the capital of the Company.

Note 4. Income Taxes

Deferred tax assets and liabilities are recorded based on the differences between the tax bases of assets and liabilities and their carrying amounts for financial reporting purposes, referred to as temporary differences. Deferred tax assets and liabilities at the end of each period are determined using the currently enacted tax rates applied to taxable income in the periods in which the deferred tax assets and liabilities are expected to be settled or realized.

The provision for income taxes differs from the amount computed by applying the statutory federal income tax rate to income before provision for income taxes for the years ended June 30, 2010 and 2009. The sources and tax effects of the differences are as follows:

Income tax provision at the federal statutory rate                       34%
Effect of operating losses                                              (34)%
                                                                        -----
                                                                           0%
                                                                         ===

As of December 31, 2009, the Company has a net operating loss carry forward of approximately $0. The principal difference between the accumulated deficit for income tax purposes and the accumulated deficit for financial reporting purposes results from stock compensation and contributed services.






ITEM 14 CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS ON ACCOUNTING AND FINANCIAL DISCLOSURE

N/A





ITEM 15  EXHIBITS

  (b) Exhibits

    3(a) Articles of Incorporation

    3(b) Bylaws

    4(a) Agreements Defining Certain Rights of Shareholders

    7    Not applicable

    9    Not applicable

   10(a) Pre-incorporation Consultation and
         Subscription Agreement

   11    Not applicable

   14    Not applicable

   16    Not applicable

   21    Not applicable

   23.1  Consent of Counsel, Gerard Werner, Esq.

   24    Not applicable

   28    Not applicable

   99    Not applicable



ITEM 2. DESCRIPTION OF EXHIBITS

     See Item I above.


SIGNATURES

In accordance with Section 12 of the Securities Exchange Act of
1934, the registrant caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized.


KOHLER CAPITAL III, CORPORATION

By:  /s/ Gerard M. Werner

________________________________
Gerard M. Werner
General Counsel and Director

Date: December 14, 2010









ARTICLES OF INCORPORATION
OF
KOHLER CAPITAL III, INC.

KNOW ALL MEN BY THESE PRESENTS:

     That the undersigned incorporator, being a natural person of the age of eighteen (18) years or more, and desiring to form a corporation under the laws of the State of Florida, does hereby sign, verify and deliver in duplicate to the Secretary of State of the State of Florida these Articles of Incorporation.

ARTICLE I

NAME

The name of the corporation shall be KOHLER CAPITAL III, INC.

ARTICLE II

PRINCIPAL OFFICE

The principal place of business is Tower Floor, 1415 West
22nd Street, Oak Brook, IL 60523.

ARTICLE III

PURPOSE

The purpose for which the corporation is organized is:
Business Development Company

ARTICLE IV

SHARES

The number of shares of stock authorized is:
50,000,000 common shares- no par value
10,000,000 preferred shares- no par value

ARTICLE V

INITIAL OFFICER/ DIRECTOR

Chris Werner shall serve as the Company's initial director and President.

ARTICLE VI

REGISTERED AGENT

The name and Florida street address of the registered agent is:

Charles Holland
231 Lexington Drive
Daytona Beach, FL 32114

ARTICLE VII

INCORPORATOR

The name and address of the Incorporator is:

Christopher Werner
P.O. Box 216
Kohler, WI 53044

- --------------------------------------------





BYLAWS

OF

KOHLER CAPITAL III, Corporation

ARTICLE I

OFFICES

     Section 1.1 PRINCIPAL OFFICE. The principal office of the corporation shall be located in the City of Sheboygan, Wisconsin. The corporation may have such other offices, either within or outside of the State of Florida, as the Board of Directors may designate, or as the business of the corporation may require from time to time.



     Section 1.2 REGISTERED OFFICE. The registered office of the corporation, required by the Florida Business Corporation Act to be maintained in the State of Florida, may be, but need not be, identical with the principal office. The company's registered agent within the State of Florida is Mr. Charles Holland, 231 Lexington Drive, Daytona Beach, Florida 32114. The address of the registered office/ registered agent may be changed from time to time by the Board of Directors.

ARTICLE II

SHAREHOLDERS

     Section 2.1 ANNUAL MEETING. The annual meeting of the shareholders shall be held on the last Tuesday of May in each year, commencing with the year 2001, at the hour of 10:00 A.M., or at such other time on such other day as shall be fixed by the Board of Directors, for the purpose of electing directors and for the transaction of such other business as may come before the meeting. If the day fixed for the annual meeting shall be a legal holiday in the State of Florida, such meeting shall be held on the next succeeding business day. If the election of directors shall not be held on the day designated herein for any annual meeting of the shareholders, or at any adjournment thereof, the Board of Directors shall cause the election to be held at a special meeting of the shareholders as soon thereafter as may be convenient.

     A shareholder may apply to the district court in the county in Florida where the corporation's principal office is located or, if the corporation has no principal office in Florida, to the district court of the county in which the corporation's registered office is located to seek an order that a shareholder meeting be held (i) if an annual meeting was not held within six months after the close of the corporation's most recently ended fiscal year or fifteen months after its last annual meeting, whichever is earlier, or (ii) if the shareholder participated in a proper call or of proper demand for a special meeting and notice of the special meeting was not given within thirty days after the date of the call or the date the last of the demands necessary to require calling of the meeting was received by the corporation in accordance with the notice.


     Section 2.2 SPECIAL MEETINGS. Special meetings of the shareholders, for any purpose or purposes, unless otherwise prescribed by statute, may be called by the President or by the Board of Directors, and shall be called by the President upon the receipt of one or more written demands for a special meeting, stating the purpose or purposes for which it is to be held, signed and dated by the holders of shares representing at least ten percent of all the votes entitled to be cast on any issue proposed to be considered at the meeting.

     Section 2.3 PLACE OF MEETINGS. The Board of Directors may designate any place, either within or outside of the State of Florida, as the place of meeting for any annual meeting or for any special meeting called by the Board of Directors. If no designation is made, or if a special meeting be otherwise called, the place of meeting shall be the principal office of the corporation in the State of Florida.

     Section 2.4 NOTICE OF MEETING. Written notice stating the place, day and hour of the meeting of shareholders and, in case of a special meeting, the purpose or purposes for which the meeting is called, shall, unless otherwise prescribed by statute, be delivered not less than ten nor more than sixty days before the date of the meeting, either personally or by mail, by or at the direction of the President, or the Secretary, or the officer or other persons calling the meeting, to each shareholder of record entitled to vote at such meeting; provided, however, that if the number of authorized shares is to be increased, at least thirty days' notice shall be given.

     Notice of a special meeting shall include a description of the purpose or purposes of the meeting. Notice of an annual meeting need not include a description of the purpose or purposes of the meeting except the purpose or purposes shall be stated with respect to (i) an amendment to the articles of incorporation of the corporation, (ii) a merger or share exchange in which the corporation is a party and, with respect to a share exchange, in which the corporation's shares will be acquired, (iii) a sale, lease, exchange or other disposition, other than in the usual and regular course of business, of all or substantially all of the property of the corporation or of another entity which this corporation controls, in each case with or without the goodwill,
(iv) a dissolution of the corporation, or (v) any other purpose for which a statement of purpose is required by the Florida Business Corporation Act.


     Notice shall be given personally or by mail, private carrier, telegraph, teletype, electronically transmitted facsimile or other form of wire or wireless communication by or at the direction of the president, the secretary, or the officer or persons calling the meeting, to each shareholder of record entitled to vote at such meeting. If mailed and if in a comprehensible form, such notice shall be deemed to be given and effective when deposited in the United States mail, addressed to the shareholder at his address as it appears in the corporation's current record of shareholders, with postage prepaid. If notice is given other than by mail, and provided that such notice is in a comprehensible form, the notice is given and effective on the date received by the shareholder.

     If requested by the person or persons lawfully calling such meeting, the notice shall be given at corporate expense.

     When a meeting is adjourned to another date, time or place, notice need not be given of the new date, time or place if the new date, time or place of such meeting is announced before adjournment at the meeting at which the adjournment is taken. At the adjourned meeting the corporation may transact any business which may have been transacted at the original meeting. If the adjournment is for more than 120 days, or if a new record date is fixed for the adjourned meeting, a new notice of the adjourned meeting shall be given to each shareholder of record entitled to vote at the meeting as of the new record date.

     A shareholder may waive notice of a meeting before or after the time and date of the meeting by a writing signed by such shareholder. Such waiver shall be delivered to the corporation for filing with the corporate records. Further, by attending a meeting either in person or by proxy, a shareholder waives objection to lack of notice or defective notice of the meeting unless the shareholder objects at the beginning of the meeting to the holding of the meeting or the transaction of business at the meeting because of lack of notice or defective notice. By attending the meeting, the shareholder also waives any objection to consideration in the meeting of a particular matter not within the purpose or purposes described in the meeting notice unless the shareholder objects to considering the matter when it is presented.

     No notice need be sent to any shareholder if three successive notices mailed to the last known address of such shareholder have been returned as undeliverable until such time as another address for such shareholder is made known to the corporation by such shareholder. In order to be entitled to receive notice of any meeting, a shareholder shall advise the corporation in writing of any change in such shareholder's mailing address as shown on the corporation's books and records.

     Section 2.5 MEETING OF ALL SHAREHOLDERS. If all of the shareholders shall meet at any time and place, either within or outside of the State of Florida, and consent to the holding of a meeting at such time and place, such meeting shall be valid without call or notice, and at such meeting any corporate action may be taken.

     Section 2.6 CLOSING OF TRANSFER BOOKS OR FIXING OF RECORD DATE. For the purpose of determining shareholders entitled to notice of or to vote at any meeting of shareholders or any adjournment thereof, or shareholders entitled to receive payment of any distribution, or in order to make a determination of shareholders for any other purpose, the Board of Directors of the corporation may provide that the share transfer books shall be closed for a stated period but not to exceed, in any case, seventy days. If the share transfer books shall be closed for the purpose of determining shareholders entitled to notice of or to vote at a meeting of shareholders, such books shall be closed for at least ten days immediately preceding such meeting. In lieu of closing the share transfer books, the Board of Directors may fix in advance a date as the record date for any such determination of shareholders, such date in any case to be not more than seventy days and, in case of a meeting of shareholders, not less than ten days prior to the date on which the particular action, requiring such determination of shareholders, is to be taken. If the share transfer books are not closed and no record date is fixed for the determination of shareholders entitled to notice of or to vote at a meeting of shareholders, or shareholders entitled to receive payment of a distribution, the date on which notice of the meeting is mailed or the date on which the resolution of the Board of Directors declaring such distribution is adopted, as the case may be, shall be the record date for such determination of shareholders. When a determination of shareholders entitled to vote at any meeting of shareholders has been made as provided in this section, such determination shall apply to any adjournment thereof unless the meeting is adjourned to a date more than one hundred twenty days after the date fixed for the original meeting, in which case the Board of Directors shall make a new determination as provided in this section.



     Section 2.7 VOTING RECORD. The officer or agent having charge of the stock transfer books for shares of the corporation shall make, at least ten days before such meeting of shareholders, a complete record of the shareholders entitled to vote at each meeting of shareholders or any adjournment thereof, arranged by voting groups and within each voting group by class or series of shares, in alphabetical order within each class or series, with the address of and the number of shares held by each shareholder in each class or series. For a period beginning the earlier of ten days before the meeting for which the record was prepared or two business days after notice of the meeting is given and continuing through the meeting, the record shall be kept on file at the principal office of the corporation or at a place identified in the notice of the meeting in the city where the meeting will be held, whether within or outside of the State of Florida, and shall be subject to inspection by any shareholder upon written demand at any time during usual business hours. Such record shall be produced and kept open at the time and place of the meeting and shall be subject to the inspection of any shareholder during the whole time of the meeting for the purposes thereof.

     The original stock transfer books shall be the prima facie evidence as to who are the shareholders entitled to examine the record or transfer books or to vote at any meeting of shareholders.

     Section 2.8 QUORUM. A majority of the votes entitled to be cast on the matter by a voting group, represented in person or by proxy, constitutes a quorum of that voting group for action on that matter. If no specific voting group is designated in the Articles of Incorporation or under the Florida Business Corporation Act for a particular matter, all outstanding shares of the corporation entitled to vote, represented in person or by proxy, shall constitute a voting group. In the absence of a quorum at any such meeting, a majority of the shares so represented may adjourn the meeting from time to time for a period not to exceed one hundred twenty days without further notice. However, if the adjournment is for more than one hundred twenty days, or if after the adjournment a new record date is fixed for the adjourned meeting, a notice of the adjourned meeting shall be given to each shareholder of record entitled to vote at the meeting.

     At such adjourned meeting at which a quorum shall be present or represented, any business may be transacted which might have been transacted at the meeting as originally noticed. The shareholders present at a duly organized meeting may continue to transact business until adjournment, notwithstanding the withdrawal during such meeting of that number of shareholders whose absence would cause there to be less than a quorum.

     Section 2.9 MANNER OF ACTING. If a quorum is present, an action is approved if the votes cast favoring the action exceed the votes cast within the voting group opposing the action and such action shall be the act of the shareholders, unless the vote of a greater proportion or number or voting by groups is otherwise required by the Florida Business Corporation Act, the Articles of Incorporation or these Bylaws.

     Section 2.10 PROXIES. At all meetings of shareholders a shareholder may vote by proxy by signing an appointment form or similar writing, either personally or by his or her duly authorized attorney-in-fact. A shareholder may also appoint a proxy by transmitting or authorizing the transmission of a telegram, teletype, or other electronic transmission providing a written statement of the appointment to the proxy, a proxy solicitor, proxy support service organization, or other person duly authorized by the proxy to receive appointments as agent for the proxy, or to the corporation. The transmitted appointment shall set forth or be transmitted with written evidence from which it can be determined that the shareholder transmitted or authorized the transmission of the appointment. The proxy appointment form or similar writing shall be filed with the secretary of the corporation before or at the time of the meeting. The appointment of a proxy is effective when received by the corporation and is valid for eleven months unless a different period is expressly provided in the appointment form or similar writing.

     Any complete copy, including an electronically transmitted facsimile, of an appointment of a proxy may be substituted for or used in lieu of the original appointment for any purpose for which the original appointment could be used.

     Revocation of a proxy does not affect the right of the corporation to accept the proxy's authority unless (i) the corporation had notice that the appointment was coupled with an interest and notice that such interest is extinguished is received by the secretary or other officer or agent authorized to tabulate votes before the proxy exercises his or her authority under the appointment, or (ii) other notice of the revocation of the appointment is received by the secretary or other officer or agent authorized to tabulate votes before the proxy exercises his or her authority under the appointment. Other notice of revocation may, in the discretion of the corporation, be deemed to include the appearance at a shareholders' meeting of the shareholder who granted the proxy and his or her voting in person on any matter subject to a vote at such meeting.

     The death or incapacity of the shareholder appointing a proxy does not affect the right of the corporation to accept the proxy's authority unless notice of the death or incapacity is received by the secretary or other officer or agent authorized to tabulate votes before the proxy exercises his or her authority under the appointment.

     The corporation shall not be required to recognize an appointment made irrevocable if it has received a writing revoking the appointment signed by the shareholder (including a shareholder who is a successor to the shareholder who granted the proxy) either personally or by his or her attorney-in-fact, notwithstanding that the revocation may be a breach of an obligation of the shareholder to another person not to revoke the appointment.

     Section 2.11 VOTING OF SHARES. Unless otherwise provided by these Bylaws or the Articles of Incorporation, each outstanding share entitled to vote shall be entitled to one vote upon each matter submitted to a vote at a meeting of shareholders, and each fractional share shall be entitled to a corresponding fractional vote on each such matter. Only shares are entitled to vote.

     Section 2.12 VOTING OF SHARES BY CERTAIN SHAREHOLDERS. If the name on a vote, consent, waiver, proxy appointment, or proxy appointment revocation corresponds to the name of a shareholder, the corporation, if acting in good faith, is entitled to accept the vote, consent, waiver, proxy appointment or proxy appointment revocation and give it effect as the act of the shareholder.

     If the name signed on a vote, consent, waiver, proxy appointment or proxy appointment revocation does not correspond to the name of a shareholder, the corporation, if acting in good faith, is nevertheless entitled to accept the vote, consent, waiver, proxy appointment or proxy appointment revocation and to give it effect as the act of the shareholder if:

     (i) the shareholder is an entity and the name signed purports to be that of an officer or agent of the entity;

     (ii) the name signed purports to be that of an administrator, executor, guardian or conservator representing the shareholder and, if the corporation requests, evidence of fiduciary status acceptable to the corporation has been presented with respect to the vote, consent, waiver, proxy appointment or proxy appointment revocation;

     (iii) the name signed purports to be that of a receiver or trustee in bankruptcy of the shareholder and, if the corporation requests, evidence of this status acceptable to the corporation has been presented with respect to the vote, consent, waiver, proxy appointment or proxy appointment revocation;

     (iv) the name signed purports to be that of a pledgee, beneficial owner or attorney-in-fact of the shareholder and, if the corporation requests, evidence acceptable to the corporation of the signatory's authority to sign for the shareholder has been presented with respect to the vote, consent, waiver, proxy appointment or proxy appointment revocation;

     (v) two or more persons are the shareholder as co-tenants or fiduciaries and the name signed purports to be the name of at least one of the co-tenants or fiduciaries, and the person signing appears to be acting on behalf of all the co-tenants or fiduciaries; or

     (vi) the acceptance of the vote, consent, waiver, proxy appointment or proxy appointment revocation is otherwise proper under rules established by the corporation that are not inconsistent with this Section 2.12.

     The corporation is entitled to reject a vote, consent, waiver, proxy appointment or proxy appointment revocation if the secretary or other officer or agent authorized to tabulate votes, acting in good faith, has reasonable basis for doubt about the validity of the signature on it or about the signatory's authority to sign for the shareholder.

     Neither the corporation nor any of its directors, officers, employees, or agents who accepts or rejects a vote, consent, waiver, proxy appointment or proxy appointment revocation in good faith and in accordance with the standards of this Section is liable in damages for the consequences of the acceptance or rejection.


     Redeemable shares are not entitled to be voted after notice of redemption is mailed to the holders and a sum sufficient to redeem the shares has been deposited with a bank, trust company or other financial institution under an irrevocable obligation to pay the holders of the redemption price on surrender of the shares.

     Section 2.13 ACTION BY SHAREHOLDERS WITHOUT A MEETING. Unless the Articles of Incorporation or these Bylaws provide otherwise, action required or permitted to be taken at a meeting of shareholders may be taken without a meeting if the action is evidenced by one or more written consents describing the action taken, signed by each shareholder entitled to vote and delivered to the Secretary of the corporation for inclusion in the minutes or for filing with the corporate records. Action taken under this section is effective when all shareholders entitled to vote have signed the consent, unless the consent specifies a different effective date.

     Any such writing may be received by the corporation by electronically transmitted facsimile or other form of wire or wireless communication providing the corporation with a complete copy thereof, including a copy of the signature thereto. The shareholder so transmitting such a writing shall furnish an original of such writing to the corporation, but the failure of the corporation to receive or record such original writing shall not affect the action so taken.

     The record date for determining shareholders entitled to take action without a meeting shall be the date the written consent is first received by the corporation.

     Section 2.14 VOTING BY BALLOT. Voting on any question or in any election may be by voice vote unless the presiding officer shall order or any shareholder shall demand that voting be by ballot.

     Section 2.15 NO CUMULATIVE VOTING. No shareholder shall be permitted to cumulate his or her votes.

     Section 2.16 WAIVER OF NOTICE. When any notice is required to be given to any shareholder, a waiver thereof in writing signed by the person entitled to such notice, whether before, at, or after the time stated therein, shall be equivalent to the giving of such notice.

    The attendance of a shareholder at any meeting shall constitute a waiver of notice, waiver of objection to defective notice of such meeting, or a waiver of objection to the consideration of a particular matter at the shareholder meeting unless the shareholder, at the beginning of the meeting, objects to the holding of the meeting, the transaction of business at the meeting, or the consideration of a particular matter at the time it is presented at the meeting.

     Section 2.17 PARTICIPATION BY ELECTRONIC MEANS. Any shareholder may participate in any meeting of the shareholders by means of telephone conference or similar communications equipment by which all persons participating in the meeting can hear each other at the same time. Such participation shall constitute presence in person at the meeting.

ARTICLE III

BOARD OF DIRECTORS

     Section 3.1 GENERAL POWERS. The business and affairs of the corporation shall be managed by its Board of Directors.

     Section 3.2 PERFORMANCE OF DUTIES. A director of the corporation shall perform his or her duties as a director, including his or her duties as a member of any committee of the board upon which he or she may serve, in good faith, in a manner he or she reasonably believes to be in the best interests of the corporation, and with such care as an ordinarily prudent person in a like position would use under similar circumstances. In performing his duties, a director shall be entitled to rely on information, opinions, reports, or statements, including financial statements and other financial data, in each case prepared or presented by persons and groups listed in paragraphs (a),
(b), and (c) of this Section 3.2; but he or she shall not be considered to be acting in good faith if he or she has knowledge concerning the matter in question that would cause such reliance to be unwarranted. A person who so performs his or her other duties shall not have any liability by reason of being or having been a director of the corporation. Those persons and groups on whose information, opinions, reports, and statements a director is entitled to rely are:

     (a) One or more officers or employees of the corporation whom the director reasonably believes to be reliable and competent in the matters presented;


     (b) Legal counsel, public accountants, or other persons as to matters which the director reasonably believes to be within such persons' professional or expert competence; or

     (c) A committee of the board upon which he or she does not serve, duly designated in accordance with the provision of the Articles of Incorporation or the Bylaws, as to matters within its designated authority, which committee the director reasonably believes to merit confidence.

     Section 3.3 NUMBER, TENURE AND QUALIFICATIONS. The number of directors of the corporation shall be fixed from time to time by resolution of the Board of Directors, but in no instance shall there be less than one director. Each director shall hold office as prescribed by written agreement, or until the next annual meeting of shareholders, or until his or her successor shall have been elected and qualified. Directors need not be residents of the State of Florida or shareholders of the corporation.

     There shall be a Chairman of the Board, who has been elected from among the directors. He or she shall preside at all meetings of the stockholders and of the Board of Directors. He or she shall have such other powers and duties as may be prescribed by the Board of Directors.


     Section 3.4 REGULAR MEETINGS. A regular meeting of the Board of Directors shall be held without other notice than this Bylaw immediately after, and at the same place as, the annual meeting of shareholders. The Board of Directors may provide, by resolution, the time and place, either within or without the State of Florida, for the holding of additional regular meetings without other notice than such resolution.

     Section 3.5 SPECIAL MEETINGS. Special meetings of the Board of Directors may be called by or at the request of the President or any two directors. The person or persons authorized to call special meetings of the Board of Directors may fix any place, either within or without the State of Florida, as the place for holding any special meeting of the Board of Directors called by them.


     Section 3.6 NOTICE. Written notice of any special meeting of directors shall be given as follows:

     By mail to each director at his or her business address at least two days prior to the meeting; or

     By personal delivery, facsimile or telegram at least twenty-four hours prior to the meeting to the business address of each director, or in the event such notice is given on a Saturday, Sunday or holiday, to the residence address of each director. If mailed, such notice shall be deemed to be delivered when deposited in the United States mail, so addressed, with postage thereon prepaid. If notice is given by facsimile, such notice shall be deemed to be delivered when a confirmation of the transmission of the facsimile has been received by the sender. If notice be given by telegram, such notice shall be deemed to be delivered when the telegram is delivered to the telegraph company.

     Any director may waive notice of any meeting.

     The attendance of a director at any meeting shall constitute a waiver of notice of such meeting, except where a director attends a meeting for the express purpose of objecting to the transaction of any business because the meeting is not lawfully called or convened.

     Neither the business to be transacted at, nor the purpose of, any regular or special meeting of the Board of Directors need be specified in the notice or waiver of notice of such meeting.

     When any notice is required to be given to a director, a waiver thereof in writing signed by such director, whether before, at or after the time stated therein, shall constitute the giving of such notice.

     Section 3.7 QUORUM. A majority of the number of directors fixed by or pursuant to Section 3.2 of this Article III, or if no such number is fixed, a majority of the number of directors in office immediately before the meeting begins, shall constitute a quorum for the transaction of business at any meeting of the Board of Directors, but if less than such majority is present at a meeting, a majority of the directors present may adjourn the meeting from time to time without further notice.


     Section 3.8 MANNER OF ACTING. Except as otherwise required by law or by the Articles of Incorporation, the affirmative vote of the majority of the directors present at a meeting at which a quorum is present shall be the act of the Board of Directors.

     Section 3.9 INFORMAL ACTION BY DIRECTORS OR COMMITTEE MEMBERS. Unless the Articles of Incorporation or these By-laws provide otherwise, any action required or permitted to be taken at a meeting of the board of directors or any committee designated by said board may be taken without a meeting if the action is evidenced by one or more written consents describing the action taken, signed by each director or committee member, and delivered to the Secretary for inclusion in the minutes or for filing with the corporate records. Action taken under this section is effective when all directors or committee members have signed the consent, unless the consent specifies a different effective date. Such consent has the same force and effect as a unanimous vote of the directors or committee members and may be stated as such in any document.

     Section 3.10 PARTICIPATION BY ELECTRONIC MEANS. Any members of the Board of Directors or any committee designated by such Board may participate in a meeting of the Board of Directors or committee by means of telephone conference or similar communications equipment by which all persons participating in the meeting can hear each other at the same time. Such participation shall constitute presence in person at the meeting.

     Section 3.11 VACANCIES. Any vacancy on the Board of Directors may be filled by the affirmative vote of a majority of the shareholders or the Board of Directors. If the directors remaining in office constitute fewer than a quorum of the board, the directors may fill the vacancy by the affirmative vote of a majority of all the directors remaining in office.

     If elected by the directors, the director shall hold office until the next annual shareholders' meeting at which directors are elected. If elected by the shareholders, the director shall hold office for the unexpired term of his or her predecessor in office; except that, if the director's predecessor was elected by the directors to fill a vacancy, the director elected by the shareholders shall hold the office for the unexpired term of the last predecessor elected by the shareholders.


     If the vacant office was held by a director elected by a voting group of shareholders, only the holders of shares of that voting group are entitled to vote to fill the vacancy if it is filled by the shareholders, and, if one or more of the remaining directors were elected by the same voting group, only such directors are entitled to vote to fill the vacancy if it is filled by the directors.

     Section 3.12 RESIGNATION. Any director of the corporation may resign at any time by giving written notice to the Secretary of the corporation. The resignation of any director shall take effect upon receipt of notice thereof or at such later time as shall be specified in such notice; and, unless otherwise specified therein, the acceptance of such resignation shall not be necessary to make it effective. When one or more directors shall resign from the board, effective at a future date, a majority of the directors then in office, including those who have so resigned, shall have power to fill such vacancy or vacancies, the vote thereon to take effect when such resignation or resignations shall become effective.

     Section 3.13 REMOVAL. Subject to any limitations contained in the Articles of Incorporation, any director or directors of the corporation may be removed at any time, with or without cause, in the manner provided in the Florida Business Corporation Act.

     Section 3.14 COMMITTEES. By resolution adopted by a majority of the Board of Directors, the directors may designate two or more directors to constitute a committee, any of which shall have such authority in the management of the corporation as the Board of Directors shall designate and as shall be prescribed by the Florida Business Corporation Act and Article XI of these Bylaws.

     Section 3.15 COMPENSATION. By resolution of the Board of Directors and irrespective of any personal interest of any of the members, or the Board of Directors, each director may be paid his or her expenses, if any, of attendance at each meeting of the Board of Directors, and may be paid a stated salary as director or a fixed sum for attendance at each meeting of the Board of Directors or both. No such payment shall preclude any director from serving the corporation in any other capacity and receiving compensation therefor.


     Section 3.16 PRESUMPTION OF ASSENT. A director of the corporation who is present at a meeting of the Board of Directors or committee of the board at which action on any corporate matter is taken shall be presumed to have assented to the action taken unless (i) the director objects at the beginning of the meeting, or promptly upon his or her arrival, to the holding of the meeting or the transaction of business at the meeting and does not thereafter vote for or assent to any action taken at the meeting, (ii) the director contemporaneously requests that his or her dissent or abstention as to any specific action taken be entered in the minutes of the meeting, or (iii) the director causes written notice of his or her dissent or abstention as to any specific action to be received by the presiding officer or the meeting before its adjournment or by the corporation promptly after the adjournment of the meeting. A director may dissent to a specific action at a meeting, while assenting to others. The right to dissent to a specific action taken at a meeting of the Board of Directors or a committee of the board shall not be available to a director who voted in favor of such action.

ARTICLE IV

OFFICERS

     Section 4.1 NUMBER. The officers of the corporation shall be a President, a Secretary, and a Treasurer, each of whom must be a natural person who is eighteen years or older and shall be elected by the Board of Directors. Such other officers and assistant officers as may be deemed necessary may be elected or appointed by the Board of Directors. Any two or more offices may be held by the same person.

     Section 4.2 ELECTION AND TERM OF OFFICE. The officers of the corporation to be elected by the Board of Directors shall be elected annually by the Board of Directors at the first meeting of the Board of Directors held after the annual meeting of the shareholders. If the election of officers shall not be held at such meeting, such election shall be held as soon thereafter as practicable. Each officer shall hold office until his successor shall have been duly elected and shall have qualified or until his or her death or until he shall resign or shall have been removed in the manner hereinafter provided.


     Section 4.3 REMOVAL AND RESIGNATION. Any officer or agent may be removed by the Board of Directors at any time, with or without cause, but such removal shall be without prejudice to the contract rights, if any, of the person so removed. Election or appointment of an officer or agent shall not of itself create contract rights.

     An officer or agent may resign at any time by giving written notice of resignation to the Secretary of the corporation. The resignation is effective when the notice is received by the corporation unless the notice specifies a later effective date.

     Section 4.4 VACANCIES. A vacancy in any office because of death, resignation, removal, disqualification or otherwise, may be filled by the Board of Directors for the unexpired portion of the term.

     Section 4.5 PRESIDENT. The President shall be the chief executive officer of the corporation and, subject to the control of the Board of Directors, shall, in general, supervise and control all of the business and affairs of the corporation. He or she shall, when present, and in the absence of a Chair of the Board, preside at all meetings of the shareholders and of the Board of Directors. He or she may sign, with the Secretary or any other proper officer of the corporation thereunto authorized by the Board of Directors, certificates for shares of the corporation and deeds, mortgages, bonds, contracts, or other instruments which the Board of Directors has authorized to be executed, except in cases where the signing and execution thereof shall be expressly delegated by the Board of Directors or by these Bylaws to some other officer or agent of the corporation, or shall be required by law to be otherwise signed or executed; and in general shall perform all duties incident to the office of President and such other duties as may be prescribed by the Board of Directors from time to time.

     Section 4.6 VICE PRESIDENT. If elected or appointed by the Board of Directors, the Vice President (or in the event there be more than one vice president, the vice presidents in the order designated at the time of their election, or in the absence of any designation, then in the order of their election) shall, in the absence of the President or in the event of his or her death, inability or refusal to act, perform all duties of the President, and when so acting, shall have all the powers of and be subject to all the restrictions upon the President. Any Vice President may sign, with the Treasurer or an Assistant Treasurer or the Secretary or an Assistant Secretary, certificates for shares of the corporation; and shall perform such other duties as from time to time may be assigned to him by the President or by the Board of Directors.

     Section 4.7 SECRETARY. The Secretary shall: (a) prepare and maintain as permanent records the minutes of the proceedings of the shareholders and the Board of Directors, a record of all actions taken by the shareholders or Board of Directors without a meeting, a record of all actions taken by a committee of the Board of Directors in place of the Board of Directors on behalf of the corporation, and a record of all waivers of notice and meetings of shareholders and of the Board of Directors or any committee thereof (b) ensure that all notices are duly given in accordance with the provisions of these Bylaws and as required by law, (c) serve as custodian of the corporate records and of the seal of the corporation and affix the seal to all documents when authorized by the Board of Directors, (d) keep at the corporation's registered office or principal place of business a record containing the names and addresses of all shareholders in a form that permits preparation of a list of shareholders arranged by voting group and by class or series of shares within each voting group, that is alphabetical within each class or series and that shows the address of, and the number of shares of each class or series held by, each shareholder, unless such a record shall be kept at the office of the corporation's transfer agent or registrar, (e) maintain at the corporation's principal office the originals or copies of the corporation's Articles of Incorporation, Bylaws, minutes of all shareholders' meetings and records of all action taken by shareholders without a meeting for the past three years, all written communications within the past three years to shareholders as a group or to the holders of any class or series of shares as a group, a list of the names and business addresses of the current directors and officers, a copy of the corporation's most recent corporate report filed with the Secretary of State, and financial statements showing in reasonable detail the corporation's assets and liabilities and results of operations for the last three years, (f) have general charge of the stock transfer books of the corporation, unless the corporation has a transfer agent, (g) authenticate records of the corporation, and (h) in general, perform all duties incident to the office of secretary and such other duties as from time to time may be assigned to him by the president or by the board of the Board of Directors. Assistant Secretaries, if any, shall have the same duties and powers, subject to supervision by the Secretary. The directors and/or shareholders may however respectively designate a person other than the Secretary or Assistant Secretary to keep the minutes of their respective meetings.


     Any books, records, or minutes of the corporation may be in written form or in any form capable of being converted into written form within a reasonable time.

     Section 4.8 TREASURER. The Treasurer shall: (a) have charge and custody of and be responsible for all funds and securities of the corporation; (b) receive and give receipts for moneys due and payable to the corporation from any source whatsoever, and deposit all such moneys in the name of the corporation in such banks, trust companies or other depositories as shall be selected in accordance with the provisions of Article V of these Bylaws; and
(c) in general perform all of the duties incident to the office of Treasurer and such other duties as from time to time may be assigned to him or her by the President or by the Board of Directors.

     Section 4.9 ASSISTANT SECRETARIES AND ASSISTANT TREASURERS.
The Assistant Secretaries, when authorized by the Board of Directors, may sign with the Chair or Vice Chair of the Board of Directors or the President or a Vice President certificates for shares of the corporation the issuance of which shall have been authorized by a resolution of the Board of Directors. The Assistant Secretaries and Assistant Treasurers, in general, shall perform such duties as shall be assigned to them by the Secretary or the Treasurer, respectively, or by the President or the Board of Directors.

     Section 4.10 BONDS. If the Board of Directors by resolution shall so require, any officer or agent of the corporation shall give bond to the corporation in such amount and with such surety as the Board of Directors may deem sufficient, conditioned upon the faithful performance of their respective duties and offices.

     Section 4.11 SALARIES. The salaries of the officers shall be fixed from time to time by the Board of Directors and no officer shall be prevented from receiving such salary by reason of the fact that he is also a director of the corporation.


ARTICLE V

CONTRACTS, LOANS, CHECKS AND DEPOSITS

     Section 5.1 CONTRACTS. The Board of Directors may authorize any officer or officers, agent or agents, to enter into any contract or execute and deliver any instrument in the name of and on behalf of the corporation, and such authority may be general or confined to specific instances.

     Section 5.2 LOANS. No loans shall be contracted on behalf of the corporation and no evidences of indebtedness shall be issued in its name unless authorized by a resolution of the Board of Directors. Such authority may be general or confined to specific instances.

     Section 5.3 CHECKS, DRAFTS, ETC. All checks, drafts or other orders for the payment of money, notes or other evidences of indebtedness issued in the name of the corporation shall be signed by such officer or officers, agent or agents of the corporation and in such manner as shall from time to time be determined by resolution of the Board of Directors.

     Section 5.4 DEPOSITS. All funds of the corporation not otherwise employed shall be deposited from time to time to the credit of the corporation in such banks, trust companies or other depositories as the Board of Directors may select.

ARTICLE VI

SHARES, CERTIFICATES FOR SHARES
AND TRANSFER OF SHARES

     Section 6.1 REGULATION. The Board of Directors may make such rules and regulations as it may deem appropriate concerning the issuance, transfer and registration of certificates for shares of the corporation, including the appointment of transfer agents and registrars.

     Section 6.2 SHARES WITHOUT CERTIFICATES. Unless otherwise provided by the Articles of Incorporation or these Bylaws, the board of directors may authorize the issuance of any of its classes or series of shares without certificates. Such authorization shall not affect shares already represented by certificates until they are surrendered to the corporation.

     Within a reasonable time following the issue or transfer of shares without certificates, the corporation shall send the shareholder a complete written statement of the information required on certificates by the Florida Business Corporation Act.

     Section 6.3 CERTIFICATES FOR SHARES. If shares of the corporation are represented by certificates, the certificates shall be respectively numbered serially for each class of shares, or series thereof, as they are issued, shall be impressed with the corporate seal or a facsimile thereof, and shall be signed by the Chair or Vice Chair of the Board of Directors or by the President or a Vice President and by the Treasurer or an Assistant Treasurer or by the Secretary or an Assistant Secretary; provided that such signatures may be facsimile if the certificate is countersigned by a transfer agent, or registered by a registrar other than the corporation itself or its employee. Each certificate shall state the name of the corporation, the fact that the corporation is organized or incorporated under the laws of the State of Florida, the name of the person to whom issued, the date of issue, the class (or series of any class), and the number of shares represented thereby. A statement of the designations, preferences, qualifications, limitations, restrictions and special or relative rights of the shares of each class shall be set forth in full or summarized on the face or back of the certificates which the corporation shall issue, or in lieu thereof, the certificate may set forth that such a statement or summary will be furnished to any shareholder upon request without charge. Each certificate shall be otherwise in such form as may be prescribed by the Board of Directors and as shall conform to the rules of any stock exchange on which the shares may be listed.

     The corporation shall not issue certificates representing fractional shares and shall not be obligated to make any transfers creating a fractional interest in a share of stock. The corporation may, but shall not be obligated to, issue scrip in lieu of any fractional shares, such scrip to have terms and conditions specified by the Board of Directors.

     Section 6.4 CANCELLATION OF CERTIFICATES. All certificates surrendered to the corporation for transfer shall be canceled and no new certificates shall be issued in lieu thereof until the former certificate for a like number of shares shall have been surrendered and canceled, except as herein provided with respect to lost, stolen or destroyed certificates.


     Section 6.5 LOST, STOLEN OR DESTROYED CERTIFICATES. Any shareholder claiming that his certificate for shares is lost, stolen or destroyed may make an affidavit or affirmation of that fact and lodge the same with the Secretary of the corporation, accompanied by a signed application for a new certificate.

Thereupon, and upon the giving of a satisfactory bond of indemnity to the corporation not exceeding an amount double the value of the shares as represented by such certificate (the necessity for such bond and the amount required to be determined by the President and Treasurer of the corporation), a new certificate may be issued of the same tenor and representing the same number, class and series of shares as were represented by the certificate alleged to be lost, stolen or destroyed.

     Section 6.6 TRANSFER OF SHARES. Subject to the terms of any shareholder agreement relating to the transfer of shares or other transfer restrictions contained in the Articles of Incorporation or authorized therein, shares of the corporation shall be transferable on the books of the corporation by the holder thereof in person or by his duly authorized attorney, upon the surrender and cancellation of a certificate or certificates for a like number of shares. Upon presentation and surrender of a certificate for shares properly endorsed and payment of all taxes therefor, the transferee shall be entitled to a new certificate or certificates in lieu thereof. As against the corporation, a transfer of shares can be made only on the books of the corporation and in the manner hereinabove provided, and the corporation shall be entitled to treat the holder of record of any share as the owner thereof and shall not be bound to recognize any equitable or other claim to or interest in such share on the part of any other person, whether or not it shall have express or other notice thereof, save as expressly provided by the statutes of the State of Florida.

ARTICLE VII

FISCAL YEAR

     The fiscal year of the corporation shall end on the 30th day of June in each calendar year.


ARTICLE VIII

DISTRIBUTIONS

     The Board of Directors may from time to time declare, and the corporation may pay, distributions on its outstanding shares in the manner and upon the terms and conditions provided by the Florida Business Corporation Act and its Articles of Incorporation.

ARTICLE IX

CORPORATE SEAL

     The Board of Directors shall provide a corporate seal which shall be circular in form and shall have inscribed thereon the name of the corporation and the state of incorporation and the words "CORPORATE SEAL."

ARTICLE X

     The Board of Directors shall have power, to the maximum extent permitted by the Florida Business Corporation Act, to make, amend and repeal the Bylaws of the corporation at any regular or special meeting of the board unless the shareholders, in making, amending or repealing a particular Bylaw, expressly provide that the directors may not amend or repeal such Bylaw. The shareholders also shall have the power to make, amend or repeal the Bylaws of the corporation at any annual meeting or at any special meeting called for that purpose.

AMENDMENTS

ARTICLE XI

EXECUTIVE COMMITTEE

     Section 11.1 APPOINTMENT. The Board of Directors by resolution adopted by a majority of the full Board, may designate two or more of its members to constitute an Executive Committee. The designation of such Committee and the delegation thereto of authority shall not operate to relieve the Board of Directors, or any member thereof, of any responsibility imposed by law.


     Section 11.2 AUTHORITY. The Executive Committee, when the Board of Directors is not in session, shall have and may exercise all of the authority of the Board of Directors except to the extent, if any, that such authority shall be limited by the resolution appointing the Executive Committee and except also that the Executive Committee shall not have the authority of the Board of Directors in reference to authorizing distributions, filling vacancies on the Board of Directors, authorizing reacquisition of shares, authorizing and determining rights for shares, amending the Articles of Incorporation, adopting a plan of merger or consolidation, recommending to the shareholders the sale, lease or other disposition of all or substantially all of the property and assets of the corporation otherwise than in the usual and regular course of its business, recommending to the shareholders a voluntary dissolution of the corporation or a revocation thereof, or amending the Bylaws of the corporation.

     Section 11.3 TENURE AND QUALIFICATIONS. Each member of the Executive Committee shall hold office until the next regular annual meeting of the Board of Directors following his or her designation and until his or her successor is designated as a member of the Executive Committee and is elected and qualified.

     Section 11.4 MEETINGS. Regular meetings of the Executive Committee may be held without notice at such time and places as the Executive Committee may fix from time to time by resolution. Special meetings of the Executive Committee may be called by any member thereof upon not less than one day's notice stating the place, date and hour of the meeting, which notice may be written or oral, and if mailed, shall be deemed to be delivered when deposited in the United States mail addressed to the member of the Executive Committee at his or her business address. Any member of the Executive Committee may waive notice of any meeting and no notice of any meeting need be given to any member thereof who attends in person. The notice of a meeting of the Executive Committee need not state the business proposed to be transacted at the meeting.

     Section 11.5 QUORUM. A majority of the members of the Executive Committee shall constitute a quorum for the transaction of business at any meeting thereof, and action of the Executive Committee must be authorized by the affirmative vote of a majority of the members present at a meeting at which a quorum is present.

     Section 11.6 INFORMAL ACTION BY EXECUTIVE COMMITTEE. Any action required or permitted to be taken by the Executive Committee at a meeting may be taken without a meeting if a consent in writing, setting forth the action so taken, shall be signed by all of the members of the Executive Committee entitled to vote with respect to the subject matter thereof.

     Section 11.7 VACANCIES. Any vacancy in the Executive Committee may be filled by a resolution adopted by a majority of the full Board of Directors.

     Section 11.8 RESIGNATIONS AND REMOVAL. Any member of the Executive Committee may be removed at any time with or without cause by resolution adopted by a majority of the full Board of Directors. Any member of the Executive Committee may resign from the Executive Committee at any time by giving written notice to the President or Secretary of the corporation, and unless otherwise specified therein, the acceptance of such resignation shall not be necessary to make it effective.

     Section 11.9 PROCEDURE. The Executive Committee shall elect a presiding officer from its members and may fix its own rules of procedure which shall not be inconsistent with these Bylaws. It shall keep regular minutes of its proceedings and report the same to the Board of Directors for its information at the meeting thereof held next after the proceedings shall have been taken.

ARTICLE XII

EMERGENCY BY-LAWS

     The Emergency Bylaws provided in this Article XII shall be operative during any emergency in the conduct of the business of the corporation resulting from a catastrophic event that prevents the normal functioning of the offices of the Corporation, notwithstanding any different provision in the preceding articles of the Bylaws or in the Articles of Incorporation of the corporation or in the Florida Business Corporation Act. To the extent not inconsistent with the provisions of this Article, the Bylaws provided in the preceding articles shall remain in effect during such emergency and upon its termination the Emergency Bylaws shall cease to be operative.

     During any such emergency:

     (a) A meeting of the Board of Directors may be called by any officer or director of the corporation. Notice of the time and place of the meeting shall be given by the person calling the meeting to such of the directors as it may be feasible to reach by any available means of communication. Such notice shall be given at such time in advance of the meeting as circumstances permit in the judgment of the person calling the meeting.

     (b) At any such meeting of the Board of Directors, a quorum shall consist of the number of directors in attendance at such meeting.

     (c) The Board of Directors, either before or during any such emergency, may, effective in the emergency, change the principal office or designate several alternative principal offices or regional offices, or authorize the officers so to do.

     (d) The Board of Directors, either before or during any such emergency, may provide, and from time to time modify, lines of succession in the event that during such an emergency any or all officers or agents of the corporation shall for any reason be rendered incapable of discharging their duties.

     (e) No officer, director or employee acting in accordance with these Emergency Bylaws shall be liable except for willful misconduct.

     (f) These Emergency Bylaws shall be subject to repeal or change by further action of the Board of Directors or by action of the shareholders, but no such repeal or change shall modify the provisions of the next preceding paragraph with regard to action taken prior to the time of such repeal or change. Any amendment of these Emergency Bylaws may make any further or different provision that may be practical and necessary for the circumstances of the emergency.



CERTIFICATE

     I hereby certify that the foregoing Amended Bylaws constitute the Bylaws of Kohler Capital III, Corporation, adopted by the Board of Directors and Shareholders of the corporation as of May 7, 2001.


/s/  Christopher Werner
_______________________________
CHRISTOPHER WERNER,
President







UNANIMOUS CONSENT MINUTES OF
THE BOARD OF DIRECTORS OF

KOHLER CAPITAL III, Corporation
May 7, 2001

     Pursuant to the provisions of the Florida Business Corporation Act, the undersigned, being all of the Directors of KOHLER CAPITAL III, Corporation, do hereby waive any and all notice that may be required to be given with respect to a meeting of the Directors of the Corporation and do hereby unanimously take, ratify, confirm and approve the following actions, as of May 7, 2001:

1.RESOLVED, that these Minutes of action shall constitute the record of an Annual Meeting of the Board of Directors of KOHLER CAPITAL III, Corporation, and when signed by all of the Directors, the Secretary of the Corporation, or any other proper officer, is hereby authorized to certify any of the actions hereinafter taken of this Corporation, on the date hereof, in accordance with the requirements established by law.

2.RESOLVED, that the following provision is hereby adopted for the purpose of defining, limiting and regulating the powers of the Corporation and of the directors and stockholders:

The Board of Directors of the Corporation is hereby empowered to fix the value of and to authorize the issuance from time to time of shares of its stock of any class, whether now or hereafter authorized, or securities convertible into shares of its stock of any class or classes, whether now or hereafter authorized.

3.RESOLVED, that all other actions taken by the officers of the Corporation since the date of the last Annual Minutes of the Board of Directors are hereby ratified, approved and confirmed.

IN WITNESS WHEREOF, the undersigned Director has evidenced his approval of the above proceedings as of the date first above mentioned.

/s/ Christopher Werner
_____________________________
CHRISTOPHER WERNER


UNANIMOUS CONSENT MINUTES OF
THE BOARD OF DIRECTORS OF

KOHLER CAPITAL III, Corporation
May 7, 2001

     Pursuant to the provisions of the Florida Business Corporation Act, the undersigned, being all of the Directors of KOHLER CAPITAL III, Corpoation, do hereby waive any and all notice that may be required to be given with respect to a meeting of the Directors of the Corporation and do hereby unanimously take, ratify, confirm and approve the following actions, as of May 7, 2001:

1.RESOLVED, that these Minutes of action shall constitute the record of an Annual Meeting of the Board of Directors of KOHLER CAPITAL III, Corporation, and when signed by all of the Directors, the Secretary of the Corporation, or any other proper officer, is hereby authorized to certify any of the actions hereinafter taken of this Corporation, on the date hereof, in accordance with the requirements established by law.

2.RESOLVED, that the following provision is hereby adopted for the purpose of defining, limiting and regulating the powers of the Corporation and of the directors and stockholders:

The Board of Directors may classify or reclassify any unissued stock by setting or changing in any one or more respects, from time to time before issuance of such stock, the preferences, conversion or other rights, voting powers, restrictions, limitations as to distributions, qualifications, and terms or conditions of redemption of such stock.

3.RESOLVED, that all other actions taken by the officers of the Corporation since the date of the last Annual Minutes of the Board of Directors are hereby ratified, approved and confirmed.

IN WITNESS WHEREOF, the undersigned Directors has evidenced his approval of the above proceedings as of the date first above mentioned.

/s/ Christopher Werner
____________________________
CHRISTOPHER WERNER


UNANIMOUS CONSENT MINUTES OF
THE BOARD OF DIRECTORS OF

KOHLER CAPITAL III, Corporation
May 7, 2001

     Pursuant to the provisions of the Florida Business Corporation Act, the undersigned, being all of the Directors of KOHLER CAPITAL III, Corporation, do hereby waive any and all notice that may be required to be given with respect to a meeting of the Directors of the Corporation and do hereby unanimously take, ratify, confirm and approve the following actions, as of May 7, 2001:

1.RESOLVED, that these Minutes of action shall constitute the record of an Annual Meeting of the Board of Directors of KOHLER CAPITAL III, Corporation, and when signed by all of the Directors, the Secretary of the Corporation, or any other proper officer, is hereby authorized to certify any of the actions hereinafter taken of this Corporation, on the date hereof, in accordance with the requirements established by law.

2.RESOLVED, that the following provision is hereby adopted for the purpose of defining, limiting and regulating the powers of the Corporation and of the directors and stockholders:

The Corporation shall issue shares of stock of any class now or hereafter authorized, or any securities exchangeable for, or convertible into such shares, or warrants or other instruments evidencing rights or options to subscribe for, or otherwise acquire such shares, only if the issuance of such shares or such securities exchangeable for, or convertible into such shares, or such warrants or any other instruments evidencing rights or options to subscribe for, purchase or otherwise acquire such shares, shall be authorized by the unanimous vote of all of the directors comprising the Board of Directors of the Corporation.

In the event that the issuance of such shares, or such securities exchangeable for, or convertible into such shares, or such warrants or any other instruments evidencing rights or options to subscribe for, purchase or otherwise acquire such shares, shall be authorized by the unanimous vote of all of the directors comprising the Board of Directors of the Corporation, the issuance of such shares or such securities exchangeable for, or convertible into such shares, or such warrants or, any other instruments evidencing rights or options to subscribe for, purchase or otherwise acquire such shares, shall be made for such consideration as the Board of Directors of the Corporation by the unanimous vote of all of the directors thereof shall deem advisable.

3.RESOLVED, that all other actions taken by the officers of the Corporation since the date of the last Annual Minutes of the Board of Directors are hereby ratified, approved and confirmed.

     IN WITNESS WHEREOF, the undersigned Director has evidenced his approval of the above proceedings as of the date first above mentioned.


/s/ Christopher Werner
____________________________
CHRISTOPHER WERNER



UNANIMOUS CONSENT MINUTES OF
THE BOARD OF DIRECTORS OF

KOHLER CAPITAL III, Corporation
May 7, 2001

     Pursuant to the provisions of the Florida Business Corporation Act, the undersigned, being all of the Directors of KOHLER CAPITAL III, Corporation, do hereby waive any and all notice that may be required to be given with respect to a meeting of the Directors of the Corporation and do hereby unanimously take, ratify, confirm and approve the following actions, as of May 7, 2001:

1.RESOLVED, that these Minutes of action shall constitute the record of an Annual Meeting of the Board of Directors of KOHLER CAPITAL III, Corporation, and when signed by all of the Directors, the Secretary of the Corporation, or any other proper officer, is hereby authorized to certify any of the actions hereinafter taken of this Corporation, on the date hereof, in accordance with the requirements established by law.

2.RESOLVED, that newly created directorships resulting from any increase of the authorized number of Directors or any vacancies in the Board of Directors resulting from death, resignation, retirement, disqualification, removal from office or other cause shall be filled by a majority vote of the remaining Directors, though less than a quorum, and the Directors so chosen shall hold office for a term expiring at the next annual meeting of shareholders at which a successor shall be elected and shall qualify. The shareholders shall not be entitled to fill a vacancy created on the Board of Directors.

3.RESOLVED, that all other actions taken by the officers of the Corporation since the date of the last Annual Minutes of the Board of Directors are hereby ratified, approved and confirmed.

     IN WITNESS WHEREOF, the undersigned Directors have evidenced their approval of the above proceedings as of the date first above mentioned.

/s/ Christopher Werner
_________________________
CHRISTOPHER WERNER


UNANIMOUS CONSENT MINUTES OF
THE BOARD OF DIRECTORS OF
KOHLER CAPITAL III, Corporation
May 7, 2001

     Pursuant to the provisions of the Florida Business Corporation Act, the undersigned, being all of the Directors of KOHLER CAPITAL III, Corporation, do hereby waive any and all notice that may be required to be given with respect to a meeting of the Directors of the Corporation and do hereby unanimously take, ratify, confirm and approve the following actions, as of May 7, 2001:

1.RESOLVED, that these Minutes of action shall constitute the record of an Annual Meeting of the Board of Directors of KOHLER CAPITAL III, Corporation, and when signed by all of the Directors, the Secretary of the Corporation, or any other proper officer, is hereby authorized to certify any of the actions hereinafter taken of this Corporation, on the date hereof, in accordance with the requirements established by law.

2.RESOLVED, that the officers shall be elected annually by the Board of Directors at its first meeting following the annual meeting of stockholders, except where a longer term is expressly provided in an employment contract duly authorized and approved by the Board of Directors. In any such employment contract, an officer may be employed for a term in excess of one year and for so long a term as shall be determined by the Board of Directors otherwise in accordance with the Florida Business Corporation Act.

3.RESOLVED, that all other actions taken by the officers of the Corporation since the date of the last Annual Minutes of the Board of Directors are hereby ratified, approved and confirmed.

     IN WITNESS WHEREOF, the undersigned Director has evidenced his approval of the above proceedings as of the date first above mentioned.


/s/ Christopher Werner

_________________________
CHRISTOPHER WERNER


UNANIMOUS CONSENT MINUTES OF
THE BOARD OF DIRECTORS OF

KOHLER CAPITAL III, Corporation
May 7, 2001

     Pursuant to the provisions of the Florida Business Corporation Act, the undersigned, being all of the Directors of KOHLER CAPITAL III, Corporation, do hereby waive any and all notice that may be required to be given with respect to a meeting of the Directors of the Corporation and do hereby unanimously take, ratify, confirm and approve the following actions, as of May 7, 2001:

1.RESOLVED, that these Minutes of action shall constitute the record of an Annual Meeting of the Board of Directors of KOHLER CAPITAL III, Corporation, and when signed by all of the Directors, the Secretary of the Corporation, or any other proper officer, is hereby authorized to certify any of the actions hereinafter taken of this Corporation, on the date hereof, in accordance with the requirements established by law.

2.RESOLVED, that Members of the Board of Directors and the shareholders at any annual or special meeting may participate in a meeting by means of a conference telephone, videolink or similar communications equipment if all persons participating in the meeting can hear and speak to each other at the same time. Participation in a meeting by these means constitutes presence in person at a meeting.

3.RESOLVED, that all other actions taken by the officers of the Corporation since the date of the last Annual Minutes of the Board of Directors are hereby ratified, approved and confirmed.

     IN WITNESS WHEREOF, the undersigned Director has evidenced his approval of the above proceedings as of the date first above mentioned.



/s/ Christopher Werner
_________________________
CHRISTOPHER WERNER

UNANIMOUS CONSENT MINUTES OF
THE BOARD OF DIRECTORS OF

KOHLER CAPITAL III, Corporation
May 7, 2001








KOHLER CAPITAL III, Corporation

     THIS PRE-INCORPORATION CONSULTATION AND
SUBSCRIPTION AGREEMENT ("Agreement") is made and entered into this 7th day of May, 2001, by and between Gerard Werner, Christopher Werner, and KOHLER CAPITAL

     WHEREAS, the parties desire to form a corporation pursuant to the laws of the State of Florida, under the name of Kohler Capital
III, Corporation, (the "Company"), to engage, in the business of acting as a capital market access vehicle by registering its securities with the U.S. Securities and Exchange Commission under the Securities Exchange Act of 1934, and thereafter seeking to acquire one or more existing businesses through merger or acquisition; and

     WHEREAS, the parties desire to subscribe for the acquisition of stock to be issued upon formation of the Company, and have mutually agreed that the consideration for the issuance of such shares shall be pre-incorporation services and assistance to the Company relating to its formation, determination of an appropriate capital structure, and in developing its business plan.

     NOW, THEREFORE, in consideration of the foregoing, and in consideration of the mutual covenants and promises hereinafter set forth, it is agreed as follows:

1. Agreement to Form Corporation. The undersigned parties hereby agree to form a corporation pursuant to the laws of the State of Florida, under the name of KOHLER CAPITAL III, Corporation, (the "Company"). The corporation shall be formed for the purpose of acting as a capital market access vehicle by registering its securities with the U.S. Securities and Exchange Commission under the Securities Exchange Act of 1934, and thereafter seeking to acquire one or more existing businesses through merger or acquisition.

2. Preincorporation Services. By execution of this Agreement, each of the undersigned hereby agrees to provide such services as may be necessary or appropriate prior to the incorporation of the Company, for purposes of determining the feasibility of, and completing, the Company's business plan, including, but not limited to, determining the Company's capital needs, establishing an appropriate capital structure, investigating the likelihood of finding a suitable merger or acquisition target, reviewing applicable legal and regulatory restrictions imposed by the Securities and Exchange Commission, the National Association of Securities Dealers, and other governmental or regulatory organizations, and the like.

3. Agreement to Serve as Incorporator. By execution of this Agreement, Chris Werner hereby agrees to serve as incorporator of the Company and to provide services in conjunction with its incorporation and in conjunction with the preparation of all necessary organizational documents, including, but not limited to, articles of incorporation, bylaws, subscription agreements, organizational meeting minutes, and the like.

4. Agreement to Serve as Officers and Directors. By execution of this Agreement, Gerard Werner hereby agrees to serve as officer and director of the Company following its incorporation, and in that capacity, to assume responsibility for implementation of the Company's business plan.

5. Consideration. As consideration for the services described herein, upon formation of the Company, the undersigned shall cause the Company to issue and deliver to each of the parties hereto, and each of the parties hereto hereby agrees to accept the following as full consideration for the services rendered:


                       Description of
Name                   Securities            Value


Gerard Werner           400,000 Units         $400

Total                   400,000 Units         $400

<F1>Each unit consists of one share of Common Stock.

<F2>The agreed upon fair market value of the Units for purposes of this
Agreement is $0.001 per Unit. Accordingly, upon issuance such Units shall be valued on the books of the Company at $0.001 per Unit.

6. Exemption from Registration. The parties hereto intend and agree that this Agreement shall serve as a written compensatory contract which, upon formation of the Company, satisfies the requirements of Rule 701 adopted by the Securities and Exchange Commission under the Securities
Act of 1933, as amended. Accordingly, it is the intent of the parties that the exemption from registration provided by Rule 701 shall be applicable to the issuance of the Units.

7. Representations and Acknowledgments. The parties hereto make the following representations and acknowledgments:

(a) Neither the Units, nor the underlying securities shall, upon issuance, have been registered under the Securities Act of 1933, as amended (the "Act"), or under any State Blue Sky or securities laws and only the Company can register such securities under the Act or under applicable State Blue Sky or securities laws.

(b) Upon issuance, the Units and the underlying securities shall constitute "restricted securities" as that term is defined in Rule 144 under the Act.

(c) Following issuance, neither the Units nor the underlying securities may be sold or transferred for value without registration under the Securities Act of 1933, as amended, or under applicable State blue sky or securities laws, or in the absence of an opinion of counsel acceptable to the Company that such registration is not required under such Act or Acts, and it is not anticipated that the Company will, at any time, seek to register the Units or the underlying securities under the Act or under any applicable state blue sky or securities laws.

(d) Following its formation and the issuance of the Units, the Company may, from time to time, make stop transfer notations in the Company's records to assure compliance with the Act and any applicable State blue sky or securities laws.

(e) In accordance with the foregoing restrictions, the parties hereby agree that a legend substantially to the effect of the following may be placed upon all certificates representing the shares and the warrants comprising the Units:

"THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN
REGISTERED UNDER THE SECURITIES ACT OF 1933 OR UNDER
OTHER SECURITIES LAWS.  SUCH SECURITIES HAVE BEEN
ACQUIRED FOR INVESTMENT AND MAY NOT BE SOLD,
TRANSFERRED, PLEDGED OR HYPOTHECATED UNLESS (i)
THEY SHALL HAVE BEEN REGISTERED UNDER THE
SECURITIES ACT OF 1933 AND ANY APPLICABLE STATE
SECURITIES ACT, OR (ii) THE COMPANY SHALL HAVE BEEN
FURNISHED WITH AN OPINION OF COUNSEL, SATISFACTORY
TO COUNSEL FOR THE COMPANY, THAT REGISTRATION IS
NOT REQUIRED UNDER ANY OF SUCH ACTS."

(f) The parties hereto are acquiring the Units upon issuance solely for their own account and not on behalf of any other person.

(g) The parties hereto are acquiring the Units upon issuance for investment purposes and not with the present intent of reselling or otherwise distributing the Units or the underlying securities.

(h) By execution of this Agreement, the parties hereto agree to execute and deliver to the Company, following its formation, any document, or do any other act or thing, which the Company may reasonably request in connection with the acquisition of the Units.

8. Assignment. None of the parties hereto, or their heirs, executors, representatives or assigns shall sell, assign, create a security interest in, pledge, or otherwise transfer or encumber the Units to be issued hereunder, or the underlying securities, without the express prior written consent of each of the other parties hereto.

9. Florida Law. This Agreement shall be governed by, and construed in accordance with the laws of the State of Florida.

10. Binding Effect. This Agreement shall inure to the benefit of, and be binding upon the parties, and their respective heirs, executors, representatives and permitted assigns.

11. Entire Agreement. This Agreement supersedes all agreements previously made between the parties relating to its subject matter. There are no other understandings or agreements between the parties.

IN WITNESS WHEREOF, this Preincorporation Consultation and
Subscription Agreement Regarding KOHLER CAPITAL III, Corporation, has been executed as of the day and year first above written.


/s/Gerard Werner

By:___________________
GERARD WERNER






CONSENT OF COUNSEL

I hereby consent to the use of my name as legal counsel in the Form 10-12B Registration Statement filed pursuant to Section 12 of the Securities Exchange Act of 1934 by KOHLER CAPITAL III, Corporation

GERARD M. WERNER, Esq.

/s/ Gerard M. Werner

By:___________________
GERARD M. WERNER, ESQ.

Sheboygan, WI




SIGNATURES

In accordance with Section 12 of the Securities Exchange Act of
1934, the registrant caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized.


KOHLER CAPITAL III, CORPORATION

By:  /s/ Gerard M. Werner

________________________________
Gerard M. Werner
President and Director

Date: December 14, 2010



EXHIBIT 99.1

                PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995
                        SAFE HARBOR COMPLIANCE STATEMENT
                         FOR FORWARD-LOOKING STATEMENTS

     In passing the Private Securities Litigation Reform Act of 1995 (the "Reform Act"), 15 U.S.C.A. Sections 77z-2 and 78u-5 (Supp. 1996), Congress encouraged public companies to make "forward-looking statements" by creating a safe harbor to protect companies from securities law liability in connection with forward-looking statements. Kohler Capital III, Corporation ("Kohler" or the "Company") intends to qualify both its written and oral forward-looking statements for protection under the Reform Act and any other similar safe harbor provisions.

     "Forward-looking statements" are defined by the Reform Act. Generally, forward-looking statements include expressed expectations of future events and the assumptions on which the expressed expectations are based. All forward-looking statements are inherently uncertain as they are based on various expectations and assumptions concerning future events and they are subject to numerous known and unknown risks and uncertainties which could cause actual events or results to differ materially from those projected. Due to those uncertainties and risks, the investment community is urged not to place undue reliance on written or oral forward-looking statements of Kohler. The
Company undertakes no obligation to update or revise this Safe Harbor
Compliance Statement for Forward-Looking Statements (the "Safe Harbor Statement") to reflect future developments. In addition, Kohler undertakes no obligation to update or revise forward-looking statements to reflect changed assumptions, the occurrence of unanticipated events or changes to future operating results over time.